UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ¨

Check the appropriate box:

Preliminary Proxy Statement

¨	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

X	Definitive Proxy Statement

¨	Definitive Additional Materials

¨	Soliciting Material under Section 240.14a-12

OLIN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.

¨	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

¨	Fee paid previously with preliminary materials.

¨	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

190 CARONDELET PLAZA, SUITE 1530, CLAYTON, MISSOURI 63105 USA
March 27, 2020
Dear Olin Corporation (Olin) Shareholder:
We cordially invite you to attend our 2020 annual meeting of shareholders on April 23, 2020.
This booklet includes the notice of annual meeting of shareholders (annual meeting) and proxy statement, which describes the business we will conduct at the meeting and provides information about Olin that you should consider when you vote your shares.
Whether or not you plan to attend, it is important that your shares are represented and voted at the annual meeting. If you do not plan to attend the annual meeting, you may vote your shares online, by telephone or by completing and returning a proxy card in the postage paid envelope provided. Even if you plan on attending the annual meeting in person, we encourage you to vote your shares by submitting your proxy in advance of the annual meeting.
At last year’s annual meeting more than 94% of our shares were represented in person or by proxy. We hope for the same high level of representation at this year’s meeting and we urge you to vote as soon as possible.
If you have any questions or require any assistance with voting your shares, please contact Olin's proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders call toll free 877-750-9496
Banks and Brokers call 212-750-5833
Info@innisfreema.com

Sincerely,

John E. Fischer
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT We urge you to promptly vote your shares online, by telephone or by completing and returning a proxy card in the postage paid envelope provided.

OLIN CORPORATION
Notice of Annual Meeting of Shareholders

Time:	8:00 a.m. (Central Daylight Time)

Date:	Thursday, April 23, 2020

Place:	THE PLAZA IN CLAYTON OFFICE TOWER
190 Carondelet Plaza
Annex Room - 16th Floor
Clayton, MO 63105 USA

Purpose:	To consider and act upon the following:

(1) Election of six directors, all of whom are identified in the proxy statement.

(2) Conduct an advisory vote to approve the compensation for named executive officers.

(3) Ratification of the appointment of the independent registered public accounting firm for 2020.

(4) The board of directors’ proposal to declassify the board of directors.

(5) Such other business that is properly presented at the meeting.

Who May Vote:	You may vote if you were the record owner of Olin common stock at the close of business on February 28, 2020.

By Order of the Board of Directors:

Eric A. Blanchard
Secretary
Clayton, Missouri
March 27, 2020

Whether or not you expect to attend the annual meeting, we encourage you to vote your shares by submitting your proxy in advance of the annual meeting.

OLIN CORPORATION
PROXY STATEMENT
____________________
i

ii

Proxy Statement Table of Contents
OLIN CORPORATION
PROXY STATEMENT
____________________
ANNUAL MEETING OF SHAREHOLDERS
APRIL 23, 2020

GENERAL QUESTIONS
Why did I receive this proxy statement?
You received this proxy statement because you owned shares of Olin Corporation (Olin) common stock, par value $1 per share, which we sometimes refer to as common stock, at the close of business on February 28, 2020. Olin’s board of directors is asking you to vote at the 2020 annual meeting FOR each of the director nominees identified in Item 1 and FOR each of Items 2, 3 and 4 listed in the notice of the annual meeting of shareholders. This proxy statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision.
When was this proxy material mailed to shareholders?
We began to mail the proxy statement and form of proxy to shareholders on or about March 27, 2020.
What if I have questions?
If you have questions, please contact Olin’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders call toll free 877-750-9496
Banks and Brokers call 212-750-5833
Info@innisfreema.com
What will I be voting on?
You will be voting on:
1. the election of six directors;
2. an advisory vote to approve the compensation for named executive officers;
3. the ratification of the appointment of KPMG LLP (KPMG) as Olin’s independent registered public accounting firm for 2020;
4. a proposal of the board of directors to declassify the board of directors; and
5. any other business properly presented at the annual meeting.

The proposal to ratify the appointment of KPMG as Olin’s independent registered public accounting firm for 2020 is considered a discretionary item for which a broker will have discretionary voting power if you do not give instructions with respect to this proposal. The proposals to elect directors, to conduct an advisory vote to approve the compensation for named executive officers and to act on a proposal of the board of directors to declassify the board of directors are non-routine matters for which a broker will not have discretionary voting power and for which specific instructions from beneficial owners are required. As a result, a broker will not be allowed to vote on these three matters on behalf of its beneficial owner customers if the customers do not return specific voting instructions. If you are a shareholder that holds shares through a broker, please provide specific voting instructions to your broker.

Proxy Statement Table of Contents
Could other matters be voted on at the annual meeting?
As of March 27, 2020, the items listed in the preceding question are the only matters being considered. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their good faith business judgment as to what is in the best interests of Olin.
How does the board recommend I vote on the proposals?
Our board recommends a vote FOR each of the director nominees identified in Item 1 and FOR Items 2, 3 and 4.
What is a broker non-vote?
A broker non-vote occurs when brokers, banks or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a shareholder meeting, but the beneficial owner of the shares fails to provide the broker, bank or other nominee with specific instructions on how to vote any “non-routine” matters brought to a vote at the shareholders meeting.
Brokers, banks and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of KPMG as Olin’s independent registered public accountants. A broker, bank or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors, the approval, on a non-binding advisory basis, of the compensation paid to Olin’s named executive officers and action on the board of directors’ proposal to declassify the board of directors.
Consequently, if you do not submit any voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may exercise its discretion to vote your shares on the proposal to ratify the appointment of KPMG. If you do not direct your broker, bank or other nominee as to how your shares should be voted, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists, but will not be counted as votes cast with respect to such proposals.
What do I need to do to attend the 2020 annual meeting in person?
Each attendee must bring a valid, government-issued photo ID, such as a driver’s license or passport, as well as other verification of Olin common stock ownership. For a shareholder of record or participant in the Olin Corporation Contributing Employee Ownership Plan (CEOP), please bring your notice or the upper half of your proxy card (CEOP shares must be voted either online or by telephone no later than April 20, 2020 at 11:59 p.m. Central Daylight Time, or by mail if received no later than April 18, 2020). If you are a beneficial owner of Olin common stock, but do not hold your shares in your own name (i.e., your shares are held in street name), please bring the notice or voting instruction form you received from your bank, broker or other nominee. You may also bring your bank or brokerage account statement reflecting your ownership of Olin common stock as of February 28, 2020, the record date. If you hold your shares through a bank, broker or other nominee, you will not be permitted to vote at the meeting without obtaining a “legal proxy” from that nominee.
Please note that cameras, sound or video recording equipment, cellular telephones, smartphones and other similar devices, as well as purses, briefcases, backpacks and packages, will not be allowed in the meeting room. No one will be admitted to the meeting once it begins.
How can I obtain directions to be able to attend the annual meeting and vote in person?
You may obtain directions to the Plaza in Clayton Office Tower in Clayton, MO USA by calling 314-290-5039 or online at http://theplazainclayton.axisportal.com/Directions.axis.
VOTING
Who can vote?
All shareholders of record at the close of business on February 28, 2020, are entitled to vote at the annual meeting.
How many votes can be cast by all shareholders?
At the close of business on February 28, 2020, the record date for voting, we had 157,824,531 outstanding shares of common stock. Each shareholder on the record date may cast one vote for each full share owned. The presence in person or by proxy of the holders of a majority of such outstanding shares constitutes a quorum. If a share is

Proxy Statement Table of Contents
present for any purpose at the meeting, it is deemed to be present for the transaction of all business. Abstentions and shares held in street name that are voted on any matter will be included in determining the number of votes present. Shares held in street name that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.
How do I vote if I am not the shareholder of record?
If you are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow. Please see the enclosed materials sent to you by your broker, bank or other nominee for information on how to vote your shares.
How do I vote if I am a shareholder of record?
You may vote either in person at the annual meeting or by proxy. To vote by proxy, you must select one of the following options:
•Vote online:
•Access the website listed in the proxy materials you received.
•Have your proxy card in hand.
•Follow the instructions provided on the website.
•Submit the electronic proxy before the required deadline (April 20, 2020 at 11:59 p.m. Central Daylight Time for CEOP participants and April 22, 2020 at 11:59 p.m. Central Daylight Time for shareholders).
•Vote by telephone:
•Call the numbers listed in the proxy materials your received.
•Have your proxy card in hand.
•Follow and comply with the recorded instructions by the applicable deadline (April 20, 2020 at 11:59 p.m. Central Daylight Time for CEOP participants and April 22, 2020 at 11:59 p.m. Central Daylight Time for shareholders).
•Vote by proxy card:
•Complete all of the required information on the enclosed proxy card.
•Sign and date the proxy card.
•Return the proxy card in the enclosed postage paid envelope. We must receive the proxy card no later than April 18, 2020 for CEOP participants and no later than April 22, 2020 for shareholders, for your vote to be counted.
If you vote in a timely manner online or by telephone, you do not have to return the proxy card for your vote to count.
If you want to vote in person at the annual meeting, and you own Olin common stock through a custodian, broker or other agent, you must obtain a legal proxy from that party in their capacity as owner of record for your shares and bring that legal proxy to the annual meeting.
Where can I access an electronic copy of the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019?
You may access an electronic, searchable copy of the 2020 Proxy Statement and the Annual Report on Form 10- K for the year ended December 31, 2019, at www.olin.com/investors/events-presentations/upcoming-events.

Proxy Statement Table of Contents
How are votes counted?
If you specifically mark the proxy card (or vote online or by telephone) and indicate how you want your vote to be cast regarding any matter, your directions will be followed. If you sign and submit the proxy card but do not specifically mark it with your instructions as to how you want to vote, the proxy will be voted FOR the election of the director nominees named in this proxy statement in Item 1 and FOR each of Items 2, 3 and 4 listed in the proxy. If you submit a proxy card marked “abstain” on any item, your shares will not be voted on that item so marked and your vote will not be included in determining the number of votes cast on that matter. Shares held in street name that are not voted in the election of director nominees or on Items 2, 3 or 4 will not be included in determining the number of votes cast on those matters.
As of the date of this proxy statement, the board of directors knows of no business other than that set forth above to be transacted at the annual meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy card to whom you are granting your proxy to vote in accordance with their good faith business judgment as to what is in the best interests of Olin on such matters.
EQ Shareowner Services tabulates the shareholder votes and provides an independent inspector of election as part of its services as our registrar and transfer agent.
Can I change my vote?
Yes. Whether you vote online, by telephone or submit a proxy card with your voting instructions, you may revoke or change your vote by:
•casting a new vote online or by telephone;
•submitting another written proxy with a later date;
•sending a written notice of the change in your voting instructions to the Secretary if received no later than April 18, 2020 for CEOP participants or no later than April 22, 2020 for shareholders; or
•revoking the grant of a previously submitted proxy and voting in person at the annual meeting. Please note that your attendance at the annual meeting itself will not revoke a proxy.
When are the votes due?
Proxies submitted by shareholders online, by telephone or by proxy card will be counted in the vote only if they are received no later than April 22, 2020 by 11:59 p.m. Central Daylight Time. Shares voted using a proxy card will be counted in the vote only if we receive your proxy card no later than April 22, 2020. Proxies submitted by CEOP participants will be counted in the vote only if they are received by mail no later than April 18, 2020 or online or by telephone no later than April 20, 2020 by 11:59 p.m. Central Daylight Time.
How do I vote my shares held in the Olin Contributing Employee Ownership Plan?
On February 28, 2020, the CEOP held 2,614,272 shares of our common stock. Voya Institutional Trust Company serves as the Trustee of the CEOP. If you are a CEOP participant, you may instruct the CEOP Trustee on how to vote shares of common stock credited to your CEOP account on the items of business listed on the proxy card by voting online, by telephone or by indicating your instructions on your proxy card and returning the proxy card in the postage paid envelope provided. The Trustee will vote shares of common stock held in the CEOP for which they do not receive voting instructions in the same manner proportionately as they vote the shares of common stock for which they do receive instructions. In order for your instructions to be counted by the Trustee, your vote must be received by the Trustee by April 18, 2020.
How do I vote my shares held in the Automatic Dividend Reinvestment Plan?
EQ Shareowner Services is our registrar and transfer agent and administers the Automatic Dividend Reinvestment Plan. If you participate in our Automatic Dividend Reinvestment Plan, EQ Shareowner Services will vote any shares of common stock that it holds for you in accordance with your instructions indicated on the proxy card you return or the vote you make online or by telephone. If you do not submit a proxy card for your shares of record or vote online or by telephone, EQ Shareowner Services will not vote your dividend reinvestment shares.

Proxy Statement Table of Contents
MISCELLANEOUS
Can I contact board members directly?
Our audit committee has established the following methods for shareholders or other interested parties to communicate directly with the board and/or its members.
•Mail—Letters may be addressed to the board or to an individual board member as follows:
The Olin Board or (Name of the director)
c/o Office of the Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, MO 63105 USA
•E-mail—You may send an e-mail message to Olin’s board at the following address: directors@olin.com. In addition, you may send an e-mail message to an individual board member by addressing the e-mail using the first initial of the director’s first name combined with his or her last name in front of @olin.com.
•Telephone—Olin has established a safe and confidential process for reporting, investigating and resolving employee and other third party concerns. Shareholders or other interested parties may also use this Help-Line to communicate with one or more directors on any Olin matter. The Olin Help-Line is operated by an independent, third party service 24 hours a day, 7 days a week. In the United States and Canada, the Olin Help-Line can be reached by dialing toll-free 800-362-8348. Callers outside the United States and Canada can find toll-free numbers for several countries available under “Dialing Options” at www.OlinHelp.com or can reach the Olin Help-Line by calling the United States collect at 770-810-1127.
Who pays for this proxy solicitation?
Olin will pay the entire expense of its proxy solicitation.
Who solicits the proxies and what is the cost of this proxy solicitation?
Olin has engaged Innisfree M&A Incorporated (Innisfree) to act as Olin’s proxy solicitor in connection with the proposals to be acted upon at the annual meeting. Pursuant to Olin’s agreement with Innisfree, Innisfree will, among other things, provide advice regarding proxy solicitation issues and informational support and solicit proxies from Olin’s shareholders on Olin’s behalf in connection with the annual meeting. For these services, Olin will pay a fee of up to $20,000 plus expenses. Olin has agreed to indemnify Innisfree against certain liabilities relating to, or arising out of, its engagement. In addition, Olin will reimburse brokers and other nominees for their expenses in forwarding proxy solicitation materials to holders.
How will the proxies be solicited?
Innisfree and our directors, officers and employees may solicit proxies by personal interview, e-mail, mail or telephone, and a third party will request brokerage houses and other custodians, brokers and other agents to forward proxy solicitation materials to the beneficial owners of Olin common stock for whom they hold shares.
How can I submit a shareholder proposal at the 2021 annual meeting?
If you want to present a proposal to be considered for inclusion in the proxy statement for the 2021 annual meeting, you must deliver the proposal in writing (and include the information required by Olin’s Bylaws) to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA no later than November 27, 2020. You must then present your proposal in person at the 2021 annual meeting.
If you want to present a proposal for consideration at the 2021 annual meeting without including your proposal in the proxy statement, you must deliver a written notice (containing the information required by Olin’s Bylaws) to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA no later than January 23, 2021. You must also present your proposal in person at the 2020 annual meeting.

Proxy Statement Table of Contents
How can I recommend a director for the slate of candidates to be nominated by Olin’s board for election at the 2021 annual meeting?
You can suggest that our directors and corporate governance committee consider a person for inclusion in the slate of candidates to be proposed by the board for election at the 2021 annual meeting. A shareholder can recommend a person by delivering written notice to Olin’s board no later than October 28, 2020. The notice must include the information described under the heading “What Is Olin’s Director Nomination Process?” on page 21, and must be sent to the address indicated under that heading. The board is not required to include such nominee in the proxy statement.
How can I directly nominate a director for election to the board at the 2021 annual meeting?
According to Olin’s Bylaws, if you are a shareholder you may directly nominate an individual for election to the board if you deliver a written notice of the nomination to Olin’s Secretary no later than January 23, 2021. Your notice must include:
•your name and address;
•the name and address of the person you are nominating;
•a statement that you are entitled to vote at the annual meeting (stating the number of shares you hold of record) and intend to appear at the annual meeting in person, or by proxy, to make the nomination;
•a description of arrangements or understandings between you and others (and naming any such other persons), if any, pursuant to which you are making the nomination;
•such other information about the nominee as would be required in a proxy statement filed under the SEC proxy rules; and
•the written consent of the nominee to actually serve as a director, if elected.
Although a shareholder may directly nominate an individual for election as a director, the board is not required to include such nominee in the proxy statement.

Proxy Statement Table of Contents
CERTAIN BENEFICIAL OWNERS
Except as listed below, to our knowledge, no person beneficially owned more than 5% of our common stock as of February 29, 2020. For each entity included in the table below, percentage ownership is calculated by dividing the number of shares reported as beneficially owned by such entity by the 157,722,254 shares of our common stock outstanding on January 31, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

FMR LLC	21,913,604 (a)	13.9%
245 Summer Street
Boston, MA 02210

BlackRock, Inc.	19,497,977 (b)	12.4%
55 East 52nd Street
New York, NY 10055

The Vanguard Group, Inc.	15,203,647 (c)	9.6%
100 Vanguard Boulevard
Malvern, PA 19355

Sachem Head Capital Management LP	14,950,000 (d)	9.5%
250 West 55th Street, 34th Floor
New York, NY 10019

Dimensional Fund Advisors LP	8,199,945 (e)	5.2%
Building One
6300 Bee Cave Road
Austin, TX 78746
____________________
(a)Based on Amendment No. 2 to a Schedule 13G filing dated February 6, 2020, as of December 31, 2019, FMR LLC and Abigail P. Johnson had sole dispositive power over all of the shares reported and sole voting power over 280,498 of such shares. Reported ownership includes shares held by subsidiaries listed in the filing.
(b)Based on Amendment No. 12 to a Schedule 13G filing dated February 2, 2020, as of December 31, 2019, BlackRock, Inc. had sole dispositive power over all of the shares reported and sole voting power over 19,089,983 of such shares. Reported ownership includes shares held by subsidiaries listed in the filing.
(c)Based on Amendment No. 7 to a Schedule 13G filing dated February 10, 2020, as of December 31, 2019, The Vanguard Group, Inc. had sole voting power over 86,550 shares, sole dispositive power over 15,108,260 shares, shared voting power over 32,955 shares and shared dispositive power over 95,387 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., was the beneficial owner of 63,432 shares as a result of serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., was the beneficial owner of 57,073 shares as a result of serving as investment manager of Australian investment offerings.
(d)Based on Amendment No. 1 to a Schedule 13D filing dated March 2, 2020, as of February 29, 2020, Sachem Head Capital Management LP had shared voting power and shared dispositive power over all of the shares reported. Uncas GP LLC had shared voting power and shared dispositive power over all of the shares reported. Sachem Head GP LLC had shared voting power and shared dispositive power over 9,200,000 of such shares. Scott D. Ferguson had shared voting power and shared dispositive power over all of the shares reported.
(e)Based on a Schedule 13G filing dated February 12, 2020, as of December 31, 2019, Dimensional Fund Advisors LP had sole voting power over 7,987,438 shares and sole dispositive power over 8,199,945 shares as a result of

Proxy Statement Table of Contents
serving as an investment manager to four investment companies. Dimensional Fund Advisors LP expressly disclaims beneficial ownership of all shares.
ITEM 1—PROPOSAL FOR THE ELECTION OF DIRECTORS
Who are the individuals nominated by the board to serve as directors?
The board of directors is currently divided into three classes.
Each class has a term of office for three years, and the term of each class ends in a different year. Mr. Randall W. Larrimore, who is currently a Class II director with a term expiring at the 2020 annual meeting, is not standing for re-election and will be retiring from his position as a director at the 2020 annual meeting. Following Olin’s 2019 annual meeting of shareholders, Ms. Heidi S. Alderman, Ms. Beverley A. Babcock, Mr. Scott D. Ferguson and Mr. W. Barnes Hauptfuhrer were elected by the board as directors. Virginia law and Olin’s Bylaws require that any director elected by the board (rather than the shareholders) serve only until the earlier of the next election of directors by the shareholders (in this case, the 2020 annual meeting) and until his or her successor is elected or until his or her earlier death, resignation or removal. For this reason, each of Ms. Alderman, Ms. Babcock, Mr. Ferguson and Mr. Hauptfuhrer is required to be re-elected by shareholders at the 2020 annual meeting.
The board has nominated Ms. Beverley A. Babcock, Mr. Gray G. Benoist, Mr. John E. Fischer and Mr. Scott D. Ferguson as Class II directors with terms expiring in 2023, Ms. Heidi S. Alderman as a Class III director with a term expiring in 2021 and Mr. W. Barnes Hauptfuhrer as a Class I director with a term expiring in 2022. However, the board is also recommending that Olin’s shareholders vote FOR Item 4 to approve an amendment to Olin’s articles of incorporation to declassify the board of directors. If such amendment is adopted by shareholders, all of the foregoing nominees will instead serve one-year terms expiring in 2021.
The board expects that all of the nominees recommended by it will be able to serve as directors. If any nominee is unable to accept election, a proxy voting in favor of such nominee will be voted for the election of a substitute nominee selected by the board, unless the board reduces the number of directors.
The board of directors recommends a vote FOR the election of Mses. Alderman and Babcock and Messrs. Benoist, Ferguson, Fischer and Hauptfuhrer as directors.
How many votes are required to elect a director?
A nominee will be elected as a director by a majority of the votes cast. A majority of the votes cast means that the number of votes FOR a nominee must exceed the number of votes AGAINST that nominee. Abstentions and broker non-votes will not be counted as votes cast either for or against the nominees and therefore will have no effect on the election of the nominees.

Business Experience of Nominees
Set forth on the following pages are descriptions of the business experience of each director nominee, including a brief summary of the specific experience, qualifications, attributes and skills that led our board to conclude that these individuals should serve as our directors.

Proxy Statement Table of Contents
CLASS II
NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2023
(OR, IF ITEM 4 IS APPROVED BY SHAREHOLDERS, FOR ONE-YEAR TERMS EXPIRING IN 2021)

Beverley A. Babcock
Director Since: June 2019
Independent
Age: 58

•Olin Committees: Audit Committee and Directors and Corporate Governance Committee
•Former Chief Financial Officer and Senior Vice President, Finance and Administration and Controller of Imperial Oil Limited
•Former Assistant Controller and Vice President, Corporate Financial Services of ExxonMobil Corporation
•Former Member of NYSE Listed Company Advisory Board
•Member of the Chartered Professional Accountants of Canada

Ms. Babcock brings a combination of extensive global financial, accounting and treasury management expertise, and relevant industry experience to the Olin Board of Directors.

Ms. Babcock most recently served as Chief Financial Officer and Senior Vice President, Finance and Administration and Controller of Imperial Oil Limited, a publicly-held Canadian petroleum company with 69.6% ownership by ExxonMobil Corporation. Prior to that, Ms. Babcock served as Vice President, Corporate Financial Services of ExxonMobil from 2013 to 2015; and as Assistant Controller, Corporate Accounting Services from 2011 to 2013; and in various other senior leadership positions from 1998 to 2013, all at ExxonMobil Corporation. Earlier in her career, she was an Auditor of Clarkson Gordon, which became part of Ernst & Young. Ms. Babcock is a former member of the NYSE Listed Company Advisory Board, and is a member of the Chartered Professional Accountants of Canada.

Ms. Babcock earned a bachelor’s degree from Queen’s University, and a master’s degree in business administration from McMaster University. She is a member of the board of directors of Forté Foundation and a member of the board of directors and the audit committee of Fraser Institute.

Gray G. Benoist
Director Since: February 2009
Independent
Age: 67

•Olin Committees: Audit Committee and Directors and Corporate Governance Committee
•Former Senior Vice President, Finance, Chief Financial Officer and Chief Accounting Officer of Belden, Inc.
•Former Senior Vice President, Director of Finance of Networks Segment at Motorola Inc.

Mr. Benoist brings executive level financial experience, and global accounting expertise across a range of industries to the Olin Board of Directors.

Mr. Benoist most recently served as an officer on special assignment of Belden, Inc., a designer, manufacturer and marketer of signal transmission solutions. Prior to that, he served as Senior Vice President, Finance and Chief Financial Officer of Belden for 6 years, and Chief Accounting Officer. Earlier in his career he served as Senior Vice President, Director of Finance of the Networks Segment of Motorola Inc., a business unit responsible for the global design, manufacturing, and distribution of wireless and wired telecom system solutions. During more than 25 years with Motorola, Mr. Benoist served in senior financial and general management roles across Motorola’s portfolio of businesses, including the Personal Communications Sector, Integrated and Electronic Systems Sector, Multimedia Group, Wireless Data Group, and Cellular Infrastructure Group.

Proxy Statement Table of Contents

Mr. Benoist earned a bachelor’s degree in finance and accounting from Southern Illinois University and a master’s degree in business administration from the University of Chicago. He is a member of the board of directors of Neurowrx, Inc. and serves as treasurer of MindSpark, Inc.

Scott D. Ferguson
Director Since: February 2020
Independent
Age: 45

•Olin Committees: Compensation Committee and Operating Improvement Committee
•Founder and Managing Partner of Sachem Head Capital Management LP
•Former Director of Autodesk, Inc.

Mr. Ferguson brings substantial financial, investment strategy, and corporate governance experience to the Olin Board of Directors.

Mr. Ferguson is the founder and managing partner of Sachem Head Capital Management LP, a value-oriented investment management firm based in New York which he started in 2012. Prior to starting Sachem Head, he spent nine years at Pershing Square Capital Management, which he joined pre-launch as the firm’s first investment professional. Prior to Pershing Square, Mr. Ferguson earned an M.B.A. from Harvard Business School in 2003 and was a vice president at American Industrial Partners, an operations focused private equity firm, from 1999 to 2001. Mr. Ferguson was also a business analyst at McKinsey & Company from 1996 to 1999.

Mr. Ferguson graduated from Stanford University with an A.B. in Public Policy in 1996. He currently serves on the board of directors of the Henry Street Settlement and is also a member of the Robin Hood Leadership Council. He is a former director of Autodesk, Inc., a leading design & engineering software company.

John E. Fischer
Director Since: May 2016
Chairman, President and Chief Executive Officer
Age: 64

•Chairman, President and Chief Executive Officer of Olin Corporation
•Olin Committees: Chair of the Executive Committee

Mr. Fischer’s deep knowledge of Olin Corporation, extensive involvement in the acquisition and integration of certain businesses from The Dow Chemical Company, and operational expertise provide invaluable insight to the Olin Board of Directors.

Mr. Fischer is the Chairman, President and Chief Executive Officer of Olin Corporation. He has served as President and Chief Executive Officer since May 2016, and as Chairman since April 26, 2017. He has spent 26 years with Olin in roles of increasing responsibility including Chief Operating Officer, Senior Vice President and Chief Financial Officer, and as Vice President, Finance and Controller.

Previously, from 1996 through 2001, he directed all financial functions, acquisitions and divestments for Primex Technologies, Inc., a munitions, propellants, satellite propulsion systems and electronic products manufacturing company spun off from Olin in 1996 and now called General Dynamics Ordnance and Tactical Systems. Prior to this, Mr. Fischer was Vice President and Financial Officer for Olin’s Ordnance division where he supervised all division financial reporting and planning and government contract management. He began his career with General Defense Corporation in 1977, serving in various accounting and cost accounting positions prior to being appointed Controller in 1985.

Proxy Statement Table of Contents

Mr. Fischer earned a bachelor’s degree in accounting and economics from Franklin and Marshall College and a master’s degree in finance from Pennsylvania State University.

CLASS III NOMINEE FOR A ONE-YEAR TERM EXPIRING IN 2021

Heidi S. Alderman
Director Since: August 2019
Independent
Age: 60

•Olin Committees: Compensation Committee and Directors and Corporate Governance Committee
•Former Senior Vice President of BASF Corporation in Intermediates, North American Petrochemicals, and North American Procurement over the course of her career

Ms. Alderman brings significant chemical expertise and global business management experience to the Olin Board of Directors.

Ms. Alderman most recently served as Senior Vice President, Intermediates of BASF Corporation, a global chemical manufacturing company.

Over a nearly 15 year career at BASF, Ms. Alderman previously held the positions of Senior Vice President, North American Petrochemicals from 2011 to 2016; Senior Vice President, North American Procurement from 2008 to 2011; Vice President, Functional Polymers from 2005 to 2008; and Business Director, Polymers from 2003 to 2005. She also served in various positions in business, operations, research, procurement, product and marketing management at Air Products and Chemicals Inc. from 1995 to 2002 and at Rohm and Haas Company from 1981 to 1995.

Ms. Alderman earned a bachelor’s degree in chemical engineering from Stevens Institute of Technology, a master’s degree in chemical engineering from Drexel University and completed the University of Pennsylvania Wharton Management Program in business administration.

CLASS I NOMINEE FOR A TWO-YEAR TERM EXPIRING IN 2022 (OR, IF ITEM 4 IS APPROVED BY SHAREHOLDERS, FOR A ONE-YEAR TERM EXPIRING IN 2021)

W. Barnes Hauptfuhrer
Director Since: February 2020
Independent
Age: 65

•Olin Committees: Directors and Corporate Governance Committee and Operating Improvement Committee
•Former Co-Head of Corporate & Investment Banking Division of Wachovia Corporation
•Former Chief Executive Officer of Chapter IV Investors, LLC
•Director of National Gypsum Company and Former Director of Buckeye Pipeline and Wolverine Tube, Inc.

Mr. Hauptfuhrer brings extensive knowledge of finance, mergers and acquisitions, and corporate governance matters to the Olin Board of Directors.

Mr. Hauptfuhrer most recently served as Chief Executive Officer of Chapter IV Investors, LLC, an investment firm he founded in February 2006. Prior to this, Mr. Hauptfuhrer served as Co-Head of the Corporate & Investment Banking Division of Wachovia Corporation (formerly, First Union Corporation). Earlier in his career, he also served as Senior Executive Vice President of Wachovia and prior to the merger of Wachovia and First Union, Mr. Hauptfuhrer served in roles of increasing responsibility at First Union, including Co-Head of the Corporate & Investment Banking Division, Co-Head of Investment Banking, and Managing Partner of First Union Capital Partners, a private equity investment group within First Union, which he founded. Previously, Mr. Hauptfuhrer served as Managing Director and investment banker at Kidder Peabody.

Proxy Statement Table of Contents

Mr. Hauptfuhrer currently serves as a director of National Gypsum Company. He previously served as a director of Buckeye Pipeline LLC from September 2006 to March 2008, and of Wolverine Tube, Inc. from May 1998 to October 2005.

Mr. Hauptfuhrer earned a bachelor’s degree from Princeton University and a juris doctorate degree and master’s degree in business administration from the University of Virginia. He is a director of the Foundation for the Carolinas.

Business Experience of Continuing Directors
Set forth on the following pages are descriptions of the business experience of each continuing director. The terms of the following directors will continue after the 2020 annual meeting, as indicated below.
CLASS I
DIRECTORS WHOSE TERMS CONTINUE UNTIL 2022
(OR, IF ITEM 4 IS APPROVED BY SHAREHOLDERS, UNTIL 2021)

C. Robert Bunch
Director Since: December 2005
Independent
Age: 65

•Olin Committees: Chair of the Compensation Committee, Member of Directors and Corporate Governance Committee and Executive Committee
•Former Chairman of the Board and Chief Executive Officer of Global Tubing
•Former Chairman, President and Chief Executive Officer of Maverick Tube Corporation

Mr. Bunch brings extensive company governance, executive leadership, and business strategy experience to the Olin Board of Directors.

Mr. Bunch most recently served as Chairman of the Board and Chief Executive Officer of Global Tubing, LLC, a privately held company which manufactured and sold coiled tubing and related products and services to the energy industry.

Previously, he served as Chairman, President and CEO of Maverick Tube Corporation, a producer of welded tubular steel products used in energy and industrial applications. Mr. Bunch served on the Board of Directors of Pioneer Drilling Company from May 2004 until August 2008. He began his career in 1999 as Vice President and Chief Administrative Officer at Input/Output, where he later became President and Chief Operating Officer from 2002 to 2003. During this time, he was also an independent oil service consultant.

Mr. Bunch earned a bachelor’s degree in economics and a master’s degree in accounting from Rice University and a juris doctorate degree from the University of Houston.

Proxy Statement Table of Contents

John M. B. O’Connor
Director Since: January 2006
Independent
Age: 65

•Olin Committees: Audit Committee, Directors and Corporate Governance Committee and Operating Improvement Committee
•Chairman and CEO of J.H. Whitney Investment Management and CEO of Whitney Strategic Services
•Former Chief Executive Officer of Tactronics Holdings, LLC
•Former Chairman and Executive Partner of JP Morgan Alternative Asset Management, Inc.
•Director of Boon Logic, Inc. and Sequoia Holdings Inc. and member of the Department of Defense Business Board

Mr. O’Connor brings substantial financial, investment banking, risk management and strategic consulting experience to the Olin Board of Directors. Mr. O’Connor is Chairman and Chief Executive Officer of J.H. Whitney Investment Management, an alternative investment firm, and CEO of Whitney Strategic Services, a provider of global economic advisory services to the US Department of Defense.

Mr. O’Connor previously served as CEO of Tactronics Holdings, a provider of tactical integrated electronic systems to U.S. and foreign military customers. Prior to this, he was Chairman of JP Morgan Alternative Asset Management, Inc, where he also served as an Executive Partner of JP Morgan Partners. During this time, he was also a member of the Risk Management Committee of JP Morgan Chase, which was responsible for policy formulation and oversight of all market and credit risk taking activities globally. Mr. O’Connor serves on the board of directors of Boon Logic, Inc., a privately held developer of real-time unsupervised machine learning solutions, and Sequoia Holdings Inc., a provider of engineering and cloud orchestration services to the national security sector.

Mr. O’Connor earned a bachelor’s degree in economics from Tulane University and a master’s degree in business administration from Columbia University Graduate School of Business. He is also Chairman and on the advisory boards of American Friends of the Clock Tower Fund, and on the advisory boards of Avenue Impact Strategies, Chart National Capital, Global Guardian, LLC, Grayson-Jockey Club Research Foundation, and New York Green Bank. He is treasurer of the UK Game Conservancy and Wildlife Trust.

Proxy Statement Table of Contents

Scott M. Sutton
Director Since: September 2018
Independent
Age: 55

•Olin Committees: Chair of the Operating Improvement Committee, Member of the Audit Committee and Directors and Corporate Governance Committee
•Chief Executive Officer and Director of Prince International Corporation
•Former Chief Operating Officer at Celanese Corporation
•Former President and General Manager of AgroSolutions at Chemtura Corporation

Mr. Sutton brings extensive experience in operations, engineering, manufacturing, finance, sales, marketing and management of complex businesses with worldwide operations to the Olin Board of Directors.

He is currently Chief Executive Officer and a member of the board of directors of Prince International Corporation, a privately held specialty chemicals company. Previously he served in a variety of roles of increasing responsibility at Celanese Corporation, a global chemical and specialty materials company, including Chief Operating Officer, Executive Vice President and President, Materials Solutions, and Vice President and General Manager, Engineered Materials. Earlier in his career, Mr. Sutton served as President and General Manager of Chemtura Corporation’s AgroSolutions business, business manager for Landmark Structures and a division vice president for Albemarle Corporation.

Mr. Sutton earned a bachelor’s degree in civil engineering from Louisiana State University and is a registered professional engineer in Texas.

William H. Weideman
Director Since: October 2015
Independent
Age: 65

•Olin Committees: Lead Director and Chair of the Audit Committee, Member of the Compensation Committee, Directors and Corporate Governance Committee and Executive Committee
•Former Chief Financial Officer and Executive Vice President of The Dow Chemical Company
•‘Audit Committee Financial Expert’ under applicable SEC rules
•Former Director of Sadara Chemical Company
Mr. Weideman brings valuable financial, audit, and business administration expertise to the Olin Board of Directors, as well as extensive knowledge of the businesses Olin acquired from The Dow Chemical Company.
Mr. Weideman previously served as Chief Financial Officer and Executive Vice President of The Dow Chemical Company, a diversified chemical manufacturing company, for five years. Prior to this, he served as Interim Chief Financial Officer from November 2009 to March 2010, and Executive Vice President of Finance of Dow Agrosciences & Corporate Strategic Development. From October 30, 2011 until December 31, 2015, he served on the board of directors of Sadara Chemical Company, a joint venture between Saudi Aramco and Dow. From August 30, 2000 until December 31, 2015, he was a director of the Dow Chemical Employees’ Credit Union.
Mr. Weideman earned a bachelor’s degree in business administration and accounting from Central Michigan University. He is on the board of directors of the Mid-Michigan Medical Center and the board of trustees for Central Michigan University.

Proxy Statement Table of Contents
CLASS III
DIRECTORS WHOSE TERMS CONTINUE UNTIL 2021

Earl L. Shipp
Director Since: October 2017
Independent
Age: 62

•Olin Committees: Audit Committee, Directors and Corporate Governance Committee
•Former Vice President, US Gulf Coast Operations at The Dow Chemical Company
•Former President, Dow Africa and Former President, Basic Chemicals Group of Dow
•Director of National Grid plc

Mr. Shipp brings substantial chemical industry expertise, and manufacturing, engineering and operations management experience to the Olin Board of Directors.

Mr. Shipp most recently served as Vice President, US Gulf Coast Operations at The Dow Chemical Company, a diversified chemical manufacturing company. Prior to this, he served as President of Dow Africa from and as President of Basic Chemicals Group at Dow. During a 36 year tenure at Dow, he held a variety of leadership and engineering roles, including appointments as Site Director of Louisiana Operations and Global Operations Director for Propylene Oxide/Propylene Glycol, Business Director for Propylene Oxide/Propylene Glycol, Business Vice President for Oxides and Glycols, and Business Vice President—Ethylene Oxide and Ethylene Glycol and President—India, Middle East and Africa Region.

He serves on the board of directors and the safety, environment and health and nominations and remuneration committees of National Grid plc, a global electricity and gas utility company.

He earned a bachelor’s degree in chemical engineering from Wayne State University and completed the executive education program at Indiana State University School of Business. He is on the board of directors of CHI St. Luke’s Health Texas Division, Brazoria Fort Bend Rail District and The Economic Development Alliance of Brazoria County, Texas.

Vincent J. Smith
Director Since: August 2008
Independent
Age: 70

•Olin Committees: Compensation Committee and Directors and Corporate Governance Committee
•Former President and Chief Executive Officer of Dow Chemical Canada
Mr. Smith brings valuable international and manufacturing experience as well as extensive knowledge of the chlor-alkali industry to the Olin Board of Directors.
Mr. Smith most recently served as President and Chief Executive Officer of Dow Chemical Canada, a subsidiary of The Dow Chemical Company, a diversified chemical manufacturing company. From 1972 to 2000, he held positions of increasing responsibility in engineering, manufacturing and management, including the position of Business Director for Dow’s global chlor-alkali assets.
He earned a bachelor’s degree in chemical engineering from McMaster University.

Proxy Statement Table of Contents

Carol A. Williams
Director Since: October 2015
Independent
Age: 61

•Olin Committees: Chair of the Directors and Corporate Governance Committee, Member of the Compensation Committee and Executive Committee
•Former Executive Vice President, Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations of The Dow Chemical Company
•Former Vice President, Chlor-alkali Assets Business of Dow, and Senior Vice President of Basic Chemicals
•Independent Board Chair and Director of Owens-Illinois Inc.

Ms. Williams brings extensive management expertise in manufacturing, purchasing and supply chain operations, substantial experience in research and development, and comprehensive knowledge of the chlor-alkali and general chemicals industry to the Olin Board of Directors.

Ms. Williams most recently served as special advisor to the Chief Executive Officer of the Dow Chemical Company, a diversified chemical manufacturing company. Prior to this, she served as Dow’s Executive Vice President of Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations. During Ms. Williams’ 34 year history at Dow, she assumed increasingly more significant management positions in research and development before becoming operations leader and then Vice President for the global chlor-alkali assets business. Earlier in her career, she was named Senior Vice President of Basic Chemicals in 2009 and President of Chemicals & Energy in 2010.

Ms. Williams is the independent board chair and serves on the board of directors and the nominating/governance committee of Owens-Illinois Inc., a leading producer of high quality glass packaging.

Ms. Williams earned a bachelor’s degree in chemical engineering from Carnegie Mellon University. Ms. Williams is a member of the Engineering Advisory Board and Energy Futures Institute Presidential Consultation Committee for Carnegie Mellon University. From 2012 through June 2015, she was on the board of directors of Zep, Inc., a supplier of industrial cleaning materials.

CORPORATE GOVERNANCE MATTERS

How Many Meetings Did Board Members Attend?
During 2019, the board held nine meetings. As part of each regularly scheduled board meeting, the non-employee directors met in executive session. All directors attended over 80% of the 2019 meetings of the board and committees of the board on which they served. In addition, during his or her entire period of service, each director attended over 90% of the meetings of the board and committees of the board on which he or she served. All of our directors at the time of the 2019 annual meeting attended the meeting, except Mr. Shipp who was absent due to serious extenuating circumstances. We have a policy requiring directors to attend each annual meeting, absent serious extenuating circumstances.

Which Board Members Are Independent?
Our board has determined that all of its members, except Mr. Fischer, are independent, or were independent while serving on the board, in accordance with applicable New York Stock Exchange (NYSE) listing standards and applicable provisions of our Principles of Corporate Governance. In determining independence, the board confirms that a director has no relationship with Olin that violates the “bright line” independence standards under the NYSE listing standards. The board also reviews whether a director has any other material relationship with Olin, after consideration of all relevant facts and circumstances. In assessing the materiality of a director’s relationship to Olin, the board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation. The board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Proxy Statement Table of Contents
Our board of directors has adopted a bright line test for the types of de minimis transactions that do not warrant board consideration when making director independence determinations. This policy provides that the following transactions do not impair a director’s independence, and are not considered by our board in its determination of director independence:
•our annual match of up to $5,000 in charitable contributions made by directors under our 50% matching contribution program, which is available to all employees; and
•any transaction or series of transactions between Olin (or its subsidiaries) and a director (or an organization in which he/she serves as a director, partner, shareholder or officer) for the purchase or sale of products or services that (i) involve less than $50,000 in the aggregate in any 12-month period and (ii) have the same pricing and other terms and conditions as transactions with unrelated and similarly situated customers or suppliers.
Except as provided below, during 2019, none of our current or former non-employee directors had any relationship or transaction other than those which are permitted under the bright line de minimis standards described above.
In 2019, we sold an aggregate of approximately $89,588,000 of chlor alkali products to BASF Corporation and we purchased an aggregate of approximately $37,372,000 of product from BASF Corporation. One of our directors, Heidi Alderman, served as a senior-vice president, intermediates of BASF SE through July 2019. Our board determined that during her employment with BASF, Ms. Alderman had no material interest in these sales transactions and they did not impair Ms. Alderman’s independence. The board based its decision on the facts that (i) Ms. Alderman was not involved in that part of BASF’s business and therefore had no decision-making authority or other involvement in the transactions with Olin, (ii) the transactions were made on customary terms and conditions, and (iii) the transactions amounted to less than 0.05% of BASF’s total sales and 1.3% of Olin’s total sales.
In 2019, we sold an aggregate of approximately $133,000 of chlor alkali products to Celanese Corporation and we purchased an aggregate of approximately $527,000 of product from Celanese Corporation. One of our directors, Scott Sutton, served as chief operating officer of Celanese through February 2019. Our board determined that Mr. Sutton had no material interest in these sales transactions and they did not impair Mr. Sutton’s independence because the transactions were made on customary terms and conditions, and amounted to less than 0.008% of Celanese’s total sales and 0.002% of Olin’s total sales.
In 2019, we purchased approximately $3,424,000 of energy-related services from National Grid US. One of our directors, Earl Shipp, is a member of the board of directors of National Grid plc and serves on such board’s safety, environment and health committee, its nominations committee and its remuneration committee. Our board determined that Mr. Shipp had no material interest in these transactions and they did not impair Mr. Shipp’s independence because the transactions were made on customary terms and conditions, and amounted to less than 0.02% of National Grid plc’s total sales and 0.05% of Olin’s total sales.

Does Olin Have Corporate Governance Guidelines and a Code of Conduct?
The board has adopted Principles of Corporate Governance and a Code of Conduct. The Code of Conduct applies to our directors and all of our employees, including our chief executive officer (CEO), chief financial officer (CFO) and principal accounting officer/controller. We discuss certain provisions of these documents in more detail under the heading “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”
Each of our four major standing board committees (Audit, Compensation, Directors and Corporate Governance and Operating Improvement) acts under a written charter adopted by the board. The committee charters can be viewed on our website at www.olin.com/investors/leadership-governance/committees. The Principles of Corporate Governance and Code of Conduct can all be viewed on our website at www.olin.com/investors/leadership-governance/governance-documents. In addition, we will disclose on that website any amendment to, or waiver from, a provision of our Code of Conduct for our directors and executive officers, including our CEO, CFO, principal accounting officer/controller or other employees performing similar functions.

Proxy Statement Table of Contents

Does Olin Prohibit Hedging and Pledging of Its Stock by Insiders?
Our insider trading policy prohibits our directors and executive officers from engaging in any hedging or pledging transactions in our securities. Our policy does not specifically permit any type of hedging transaction, but instead imposes a broad prohibition of any "hedging or monetization transactions" if the director or executive officer "continues to own the underlying security without all the risks and rewards of ownership." Our prohibition on pledging of our securities is similarly broad, and prohibits all pledges of our securities, whether as part of a hedging transaction or a loan transaction.
As of February 28, 2020, no shares of our common stock were pledged by any director or executive officer.

Do Olin’s Board and Committees Conduct Evaluations?
As required by NYSE rules, Olin’s board of directors as well as its Audit, Compensation and Directors and Corporate Governance Committees each conduct an annual performance evaluation. The Operating Improvement Committee, which was formed in 2020, will also conduct an annual performance evaluation.

What Are the Committees of the Board?
Our committees of the board are:
The Audit Committee, which held six meetings during 2019, advises the board on internal and external audit matters affecting us. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the audit committee is comprised solely of directors who meet the enhanced independence standards for audit committee members under the Securities Exchange Act of 1934 (Exchange Act) and the related rules as incorporated into the NYSE standard for independence. Its current members are: William H. Weideman (Chair), Beverley A. Babcock, Gray G. Benoist, Randall W. Larrimore, John M. B. O’Connor, Earl L. Shipp and Scott M. Sutton. The board has determined that Mr. Weideman meets the SEC definition of an “audit committee financial expert,” and that each of the members of the audit committee is financially literate, as such term is interpreted by the board in its business judgment. The audit committee:
•has sole authority to directly appoint, retain, compensate, evaluate and terminate our independent registered public accounting firm;
•reviews with our independent registered public accounting firm the scope and results of their examination of our financial statements and any investigations and surveys by such independent registered public accounting firm;
•pre-approves and monitors audit and non-audit services performed by our independent registered public accounting firm;
•reviews its charter annually and ensures it is publicly available in accordance with SEC regulations;
•reviews our annual audited and quarterly unaudited financial statements and management’s discussion and analysis of financial condition and operations in our annual reports on Form 10-K and quarterly reports on Form 10-Q before filing or distribution;
•reviews with management and our independent registered public accounting firm the interim financial results and related press releases before issuance to the public;
•reviews audit plans, activities and reports of our internal and regulatory audit departments;
•reviews the presentations by management and our independent registered public accounting firm regarding our financial results;
•monitors our litigation process including major litigation and other legal matters that impact our financial statements or compliance with the law;

Proxy Statement Table of Contents
•monitors compliance with legal and regulatory requirements including environmental, health, safety and transportation compliance;
•monitors our enterprise risk management process;
•oversees our ethics and business conduct programs and procedures;
•reviews our compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and
•has the authority to hire its own independent advisors.
The Compensation Committee, which held five meetings during 2019, sets policies, develops and monitors strategies for, and administers, the programs that are used to compensate the CEO and other senior executives. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the compensation committee is comprised solely of directors who meet the NYSE standard for independence. Its members are: C. Robert Bunch (Chair), Heidi S. Alderman, Scott D. Ferguson, Randall W. Larrimore, Vincent J. Smith, William H. Weideman and Carol A. Williams. The compensation committee:
•approves the salary plans for all executive officers including their total direct compensation opportunity, comprised of base salary, annual incentive standard and long-term incentive guideline award;
•approves the measures, goals, objectives, weighting, payout matrices, performance certification and actual payouts for the incentive compensation plans;
•administers the incentive compensation plans, stock option plans, and long-term incentive plans;
•annually evaluates the performance of the CEO;
•performs settlor functions for our retirement plans, such as establishing, amending and terminating such plans (which authority has also been delegated to a management committee);
•approves executive and change in control agreements;
•reviews and establishes the compensation of non-employee directors;
•reviews and discusses our Compensation Discussion and Analysis with management and, based on that review, makes a recommendation to the board of directors regarding inclusion of the Compensation Discussion and Analysis in our annual proxy statement or annual report on Form 10-K filed with the SEC; and
•has the authority to hire its own independent advisors.
The Directors and Corporate Governance Committee, which held five meetings during 2019, assists the board in fulfilling its responsibility to our shareholders relating to the selection and nomination of officers and directors. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the directors and corporate governance committee is comprised solely of directors who meet the NYSE standard for independence. Its members are: Carol A. Williams (Chair), Heidi S. Alderman, Beverley A. Babcock, Gray G. Benoist, C. Robert Bunch, W. Barnes Hauptfuhrer, Randall W. Larrimore (former Chair), John M. B. O’Connor, Earl L. Shipp, Vincent J. Smith, Scott M. Sutton and William H. Weideman. The directors and corporate governance committee:
•makes recommendations to the board regarding the election of the CEO;
•reviews the nominees for our other officers;
•makes recommendations to the board regarding the size and composition of the board and the qualifications and experience that might be sought in board nominees;

Proxy Statement Table of Contents
•seeks out and recommends possible candidates for nomination and considers recommendations by shareholders, management, employees and others for candidates for nomination and re-nomination as directors;
•assesses whether the qualifications and experience of board nominees meet the current needs of the board;
•reviews plans for management development and succession;
•periodically reviews corporate governance trends, issues and best practices and makes recommendations to the board regarding the adoption of best practices most appropriate for the governance of the affairs of the board;
•reviews and makes recommendations to the board regarding the composition, duties and responsibilities of various board committees;
•reviews and advises the board on such matters as protection against liability and indemnification;
•reports periodically to the board on the performance of the board itself as a whole; and
•has the authority to hire its own independent advisors.
The Operating Improvement Committee, which was formed in 2020 and has not yet held a meeting, analyzes and makes recommendations to the board of directors regarding operational improvement and supports and informs the board’s review and refinement of Olin’s strategy. Its members are: Scott M. Sutton (Chair), Scott D. Ferguson, W. Barnes Hauptfuhrer and John M. B. O’Connor. The operating improvement committee:
•reviews and evaluates improvements to Olin’s operations, efficiency and profitability;
•makes recommendations to the board regarding operational improvements, including, among other things, with respect to Olin’s business strategies, margin improvements and growth opportunities;
•makes recommendations to the board regarding financial strategies, including, among other things, with respect to capital allocation, capital expenditures, cash flow, short-term and long-term balance sheet optimization plans, net working capital streamlining initiatives and initiatives regarding appropriate financial leverage and share repurchases; and
•makes recommendations to the board regarding portfolio realignment, investor communications and other similar operational matters to enhance shareholder value.
The Executive Committee meets as needed in accordance with Olin’s Bylaws. Between meetings of the board, the executive committee may exercise all the power and authority of the board (including authority and power over our financial affairs) except for matters reserved to the full board by Virginia law and matters for which the board gives specific directions. During 2019, this committee held no meetings. The executive committee members are: John E. Fischer (Chair), C. Robert Bunch, William H. Weideman and Carol A. Williams.

Compensation Committee Interlocks and Insider Participation
No member of our compensation committee during 2019 (Mses. Alderman, Streeter and Williams and Messrs. Bogus, Bunch, Larrimore, Smith and Weideman):
•served as an employee for Olin during that year;
•is currently or has ever been an officer of Olin; or
•had any relationship with Olin requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

Proxy Statement Table of Contents
None of our executive officers:
•serves on the compensation committee of any other company for which one of our directors serves as an executive officer; or
•serves on the board of directors of any other company where a member of our compensation committee serves as an executive officer.

What Is Olin’s Director Nomination Process?
Our directors and corporate governance committee acts as our nominating committee. As a policy, the committee considers any director candidates suggested by shareholders if we receive the appropriate information in a timely manner. Our Principles of Corporate Governance provide that the board chair, CEO, lead director, other directors, employees and shareholders may recommend director nominees to the committee. The committee uses the same process to review and evaluate all potential director nominees, regardless of who recommends the candidate. The committee reviews and evaluates each nominee and the committee chair, the board chair, CEO and lead director interview the potential new board candidates selected by the committee. The interview results, along with the committee’s recommended nominees, are submitted to the full board.
Our Principles of Corporate Governance describe criteria for new board members including recognized achievement plus skills such as a special understanding or ability to contribute to some aspect of Olin’s business. The committee is tasked with seeking board members with the personal qualities and experience that taken together will ensure a strong board of directors. Our Principles of Corporate Governance provide that racial, ethnic and gender diversity are important factors in assessing potential board members, in addition to particular qualifications and experience required to meet the needs of the board.
As part of their review of board nominations, the board and the committee consider diversity of experience and background in an effort to ensure that the composition of our directors ensures a strong and effective board. Our Principles of Corporate Governance cite strength of character, an inquiring and independent mind, practical wisdom and mature judgment as among the principal qualities of an effective director.
This year, we have six nominees standing for election or re-election, including two women added to the board to fill vacancies in the past year.
A shareholder can suggest a person for nomination as a director by providing the name and address of the candidate, and a detailed description of his or her experience and other qualifications for the position, in writing addressed to the board of directors in care of the Secretary, Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA. The notice may be sent at any time, but for a candidate to be considered by the committee as a nominee for an annual meeting, we must receive the written information at least 150 days before the anniversary of the date of the prior year’s proxy statement. For example, for candidates to be considered for nomination by the committee at the 2021 annual meeting, we must receive the information from shareholders on or before October 28, 2020.
In addition to shareholders proposing candidates for consideration by the committee, Olin’s Bylaws allow shareholders to directly nominate individuals at the annual meeting for election to the board by delivering a written notice as described under the heading “MISCELLANEOUS—How can I directly nominate a director for election to the board at the 2021 annual meeting?” on page 6. Although a shareholder may directly nominate an individual for election as a director, the board is not required to include such nominee in the proxy statement.

What Is the Board Leadership Structure?
Our Principles of Corporate Governance state that our board may select either a combined CEO board chair coupled with a lead director or appoint a board chair who does not also serve as CEO. Currently, Mr. Fischer serves as our combined CEO and chairman of the board, and the board selected Mr. Weideman as our independent lead director.
The board believes that this leadership structure is best for Olin at the current time, as it appropriately balances the need for the CEO to run the company on a day-to-day basis with significant involvement and authority vested in an outside independent board member—the lead director. Our lead director assumes many functions traditionally within the purview of a chairman of the board. Under our Principles of Corporate Governance, our lead director must be independent, and is responsible for:

Proxy Statement Table of Contents
•advising on the board meeting schedule to ensure that the independent directors can perform their duties responsibly without interfering with company operations;
•approving agendas for board and committee meetings and information sent to the board;
•advising on quality, quantity, and timeliness of the flow of information from management to independent directors;
•interviewing all potential new board candidates, and making recommendations on candidates;
•chairing all executive sessions of the board’s independent directors;
•acting as principal liaison between the independent directors and the chair on sensitive issues;
•recommending membership and chairs of board committees;
•recommending to the board chair the retention of consultants who report directly to the board;
•calling meetings of the independent directors; and
•being available for direct communication if requested by major shareholders, as appropriate.

How Does the Board Oversee Olin’s Risk Management Process?
Our board is responsible for oversight of Olin’s risk assessment and management process. The board delegated to the compensation committee basic responsibility for oversight of management’s compensation risk assessment, and that committee reports to the board on its review. Our board also delegated tasks related to risk process oversight to our audit committee, which reports the results of its review process to the board. The audit committee’s process includes:
•a review, at least annually, of our internal audit process, including the organizational structure and staff qualifications, as well as the scope and methodology of the internal audit process; and
•a review, at least annually, of our enterprise risk management (ERM) program to ensure that an appropriate ERM process is in place, including discussion of the major risk exposures identified by Olin, the key strategic plan assumptions considered during the assessment and steps implemented to monitor and mitigate such exposures on an ongoing basis.
In addition to the reports from the audit and compensation committees, our board periodically discusses risk oversight, including as part of its annual detailed corporate strategy review.
Brian J. Clucas, our Vice President, Global Internal Audit, reports directly to our audit committee and has direct and unrestricted access to that committee. Todd A. Slater, our Vice President and CFO, oversees our ERM process and fulfills the responsibilities of a chief risk officer. Mr. Slater reports to our CEO, but has direct access to our audit committee chair. Messrs. Slater and Clucas, individually or with other members of our management team, periodically meet in executive session with the audit committee.

Proxy Statement Table of Contents
REPORT OF THE AUDIT COMMITTEE
The audit committee’s primary responsibility is to assist the board in its oversight of the integrity of Olin’s financial reporting process and systems of internal control, to evaluate the independence and performance of Olin’s independent registered public accounting firm, KPMG LLP (KPMG), and internal audit functions and to encourage private communication between the audit committee and KPMG and the internal auditors.
The committee held six meetings during the year. During the second half of 2019, the audit committee also completed a self-assessment.
In discharging its responsibility, the audit committee reviewed and discussed the audited financial statements for fiscal year 2019 with management and KPMG, including the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB).
In addition, the audit committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence. The audit committee discussed with KPMG the issue of its independence from Olin and reviewed KPMG’s reports on the firm’s quality review procedures and findings, results of peer reviews and investigations and inquiries, including corrective actions taken. The audit committee also negotiated the hiring of KPMG for the 2019 audit and pre-approved all fees which SEC rules require the committee to approve to ensure that the work performed was permissible under applicable standards and would not impair KPMG’s independence.
Based on the audit committee’s discussions with management and KPMG and the audit committee’s review of KPMG’s written report and the other materials discussed above, the audit committee recommended that the board of directors include the audited consolidated financial statements in Olin’s Annual Report on Form 10-K for the year ended December 31, 2019, to be filed with the SEC.

February 18, 2020
William H. Weideman, Chair Beverley A. Babcock Gray G. Benoist Randall W. Larrimore John M. B. O’Connor Earl L. Shipp Scott M. Sutton

Proxy Statement Table of Contents
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
How much stock is beneficially owned by each director, director nominee and by the named executive officers in the Summary Compensation Table?
This table shows how many shares of our common stock certain persons beneficially owned on February 29, 2020. Those persons include each director, director nominee, each named executive officer (NEO) in the Summary Compensation Table on page 43, and all directors and executive officers as a group. A person has “beneficial ownership” of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. “Investment power” means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the number of shares listed, except as noted in the following table.

Name of Beneficial Owner	Number of Shares Beneficially Owned (a)	Percent of Common Stock (b)
Heidi S. Alderman	6,046	—
Beverley A. Babcock	5,107	—
Gray G. Benoist	53,721	—
C. Robert Bunch	37,164	—
Scott D. Ferguson (1)	14,950,000	9.5
W. Barnes Hauptfuhrer	—	—
Randall W. Larrimore (2)	82,114	—
John M. B. O’Connor (3)	40,307	—
Earl L. Shipp	25,780	—
Vincent J. Smith	56,504	—
William H. Weideman	27,771	—
Carol A. Williams	27,771	—

John E. Fischer (4)	1,307,481	—
Todd A. Slater	452,253	—
Pat D. Dawson (5)	450,167	—
John L. McIntosh (6)	528,394	—
James A. Varilek (7)	236,901	—
Directors and executive officers as a group, including those named above (24 persons)	18,831,089	11.7
_______________________
(1)Mr. Ferguson has shared voting and investment powers over all of the shares, which he shares with Sachem Head Capital Management LP and Uncas GP LLC (each, as to all 14,950,000 of such shares), and with Sachem Head GP LLC (as to 9,200,000 of such shares).
(2)Mr. Larrimore beneficially owns 60,333 shares of common stock through his Revocable Trust, over which he exercises the right to control and dispose of those shares. He disclaims beneficial ownership of 5,200 shares of common stock held by the 15 Seaside Trust, pursuant to a Form 4 filed on December 19, 2019.
(3)Mr. O’Connor shares voting and investment power with his spouse over 8,853 shares of common stock held by the 2001 John M. B. O’Connor Family Trust.
(4)Mr. Fischer beneficially owns 205,292 shares of common stock through his Revocable Trust.
(5)Mr. Dawson beneficially owns 56,500 shares of common stock through his Revocable Trust.
(6)Mr. McIntosh beneficially owns 81,227 shares of common stock with his spouse.
(7)Mr. Varilek beneficially owns 29,004 shares of common stock through his Revocable Trust, in which he and his spouse are co-trustees.

Proxy Statement Table of Contents
(a) Includes shares credited under the CEOP on February 29, 2020, phantom stock units credited to deferred accounts under the Amended and Restated 1997 Stock Plan for Non-employee Directors (the Directors Plan) and shares that may be acquired within 60 days (by April 29, 2020) through the exercise of stock options as follows:

Name	Number of Phantom Stock Units Held in Director Deferred Accounts*	Number of Shares Subject to Options Exercisable in 60 days
Heidi S. Alderman	4,046	—
Beverley A. Babcock	5,107	—
Gray G. Benoist	20,844	—
C. Robert Bunch	20,499	—
Scott D. Ferguson	—	—
W. Barnes Hauptfuhrer	—	—
Randall W. Larrimore	21,781	—
John M. B. O’Connor	19,200	—
Earl L. Shipp	16,862	—
Vincent J. Smith	19,200	—
Scott M. Sutton	8,890	—
William H. Weideman	20,500	—
Carol A. Williams	24,135	—
John E. Fischer	—	1,101,534
Todd A. Slater	—	356,367
Pat D. Dawson	—	393,667
John L. McIntosh	—	436,784
James A. Varilek	—	197,784
Directors and executive officers as a group, including those named above (24 persons)	181,064	2,855,239
_______________________
*Such securities have no voting rights.
(b)Unless otherwise indicated, beneficial ownership does not exceed 1% of the outstanding shares of common stock. For each individual, as well as the group included in the table above, percentage ownership is calculated by dividing (1) the number of shares reported as beneficially owned on February 29, 2020, by (2) 157,722,254, which is the number of shares of common stock outstanding on January 31, 2020, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days of February 29, 2020.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Principles of Corporate Governance and our Code of Conduct include policies and procedures requiring pre-approval of certain transactions involving our directors and employees and their family members and affiliated organizations if Olin is a direct or indirect participant. The policies define “family member” to mean a spouse, child, sibling, stepchild, parent, stepparent, mother-, father-, son-, daughter-, brother- or sister- in-law, or any other person living with the individual (except tenants and household employees). Affiliated organizations include those entities where the individual or family member serves as a director, executive officer or holder of 5% or more of the equity interests.
Our Principles of Corporate Governance require the directors and corporate governance committee (or, if that committee determines it is appropriate, the board) to pre-approve the following transactions with directors, family members and affiliated organizations:

Proxy Statement Table of Contents
•charitable contributions of more than $10,000 in a fiscal year;
•transactions involving more than $120,000 (individually or in the aggregate) in a fiscal year (other than purchases or sales of goods and services contracted for by Olin business units in the normal course of business);
•transactions in excess of $120,000 in a fiscal year for consulting or personal services;
•transactions in excess of $120,000 in a fiscal year directly with (or involving direct compensation to) a director or family member; and
•transactions (even in the ordinary course of business) involving the greater of $1 million or 2% of consolidated gross revenues of either Olin or the other party.
Our Principles of Corporate Governance require our directors and corporate governance committee to pre-approve service by any senior executive (our CEO and other Section 16 officers) on the board of another public company or on the board of any private company that would represent a material commitment of time. In addition, our Code of Conduct and related Corporate Policy Statements require the approval of the board of directors before an officer may serve as a director or provide services to another organization (as an officer, employee, consultant, etc.). Any such service by other employees must be pre-approved by our CEO, if the potential for a conflict of interest exists. These provisions also prohibit any employee or family member from having any direct or indirect interest in, or any involvement with or obligation to, any business organization (including any non-profit entity to which Olin makes contributions) which does or seeks to do business with Olin, or any Olin competitor, without pre-approval from the employee’s department head.
In granting pre-approval, the directors and corporate governance committee, board members and management focus on the best interests of Olin.
In addition to the pre-approval process described above, our Code of Conduct and related Corporate Policy Statements prohibit any director or employee from engaging in a transaction that might conflict with the best interests of Olin.
RESPONSIBLE CARE AND SUSTAINABILITY
Throughout its 128-year history, Olin has been known as a responsible corporate citizen. We are committed to leveraging the principles of Responsible Care®  within our operations globally to drive excellence in environmental, health, safety and security stewardship. We value our people, the communities in which we operate, our customers, and the environment. The Olin Sustainability Platform encompasses actions to manage energy and climate, ensure resource efficiency of our operations, measure and assess commercial concerns, and engage our communities and employees on matters most relevant to Olin and our stakeholders.
During 2018, the chemical division of Olin achieved third-party certification to the RC 14001:2015 standard, including the internationally recognized ISO 14001:2015 standard for environmental management systems. We also received ISO 50001 (energy) certification in Germany. Our product stewardship policy incorporates the American Chemistry Council’s Product Safety Code in our chemicals business segments and ensures that our product safety performance is properly evaluated and continuously improved, and relevant elements are made publicly available. We are committed to open and transparent reporting and regularly conduct audits to ensure compliance with the highest global standards.
Olin was honored in 2019 to receive numerous recognitions and accolades from global agencies and industry associations for our achievements in energy efficiency, waste minimization, reuse and recycling, and safety and environmental stewardship. In 2019, we were awarded the American Association of Railroads’ Grand Slam award for the fourth consecutive year. The award is recognition by at least four North American Class 1 Railroads for our efforts to reduce non-accidental environmental releases.
Olin’s board of directors has accountability for oversight of our environmental and safety performance, which it reviews no less than each quarter. The board also has responsibility for monitoring our response to important public policy issues, including sustainability, which is reviewed on a routine basis. Business ethics, diversity, and talent management are additional key subjects related to sustainability that are discussed by the board. Further, the compensation committee has structured our compensation program to balance financial results with Olin’s achievement of annual goals relating to

Proxy Statement Table of Contents
environmental impact, safety, sustainability, and ethical conduct. We also have engaged with our shareholders on sustainability matters.
For information about how we manage our commitments to Responsible Care® and sustainability, please visit the Corporate Responsibility page of our website at www.olin.com/corporate-responsibility.
EXECUTIVE OFFICERS
The below table sets forth information regarding our executive officers as of February 28, 2020:

Name and Age	Title	Served as an Olin Officer Since
John E. Fischer (64)	Chairman, President and CEO	2004
Eric A. Blanchard (63)	Vice President, General Counsel and Secretary	2017
Pat D. Dawson (62)	Executive Vice President and President, Epoxy & International	2015
Brett A. Flaugher (55)	Vice President and President, Winchester	2018
John L. McIntosh (65)	Executive Vice President Synergies and Systems	1999
Valerie A. Peters (56)	Vice President, Human Resources	2018
John M. Sampson (59)	Executive Vice President, Business Operations	2015
Todd A. Slater (56)	Vice President and CFO	2005
Randee N. Sumner (46)	Vice President and Controller	2014
James A. Varilek (61)	Executive Vice President and Chief Operating Officer	2015
Teresa M. Vermillion (44)	Vice President and Treasurer	2018
No family relationship exists between any of the above NEOs or our directors. Such officers were elected to serve, subject to the Bylaws, until their respective successors are chosen.
Messrs. Fischer, McIntosh and Slater have served as executive officers of Olin for more than five years and all executive officers except Messrs. Blanchard, Dawson, Sampson and Varilek have been employed by Olin for over five years.
Eric A. Blanchard was appointed Vice President, General Counsel and Secretary of Olin effective March 6, 2017. From 2006 through March 1, 2017, he served as Senior Vice President, General Counsel and Secretary at Essendant Inc. From 2002 through 2006, he served as Vice President, General Counsel and Corporate Secretary at Tennant Company. From 1999 through 2002, he served as President of Dairy Group; from 1993 through 1999, he served as Vice President, Secretary and Chief Legal Counsel; and from 1986 through 1993, he served as General Counsel and Corporate Secretary, all at Dean Foods Company. From 1981 through 1986, he was an associate attorney at Schiff Hardin & Waite.
Pat D. Dawson was appointed Executive Vice President of Olin and President, Epoxy & International effective April 1, 2019. From October 5, 2015 to March 31, 2019, he served as Vice President of Olin and President, Epoxy & International. From July 2013 through October 4, 2015, he was Senior Vice President, Epoxy and Corporate Project Development; from September 2009 to July 2013, he served as the President of Dow Asia Pacific; and from January 2004 to September 2009, he served as Group President for the Polyurethanes Business, all at The Dow Chemical Company, now known as Dow Inc. His career began at Dow in 1980.
John E. Fischer became Chairman, President and CEO of Olin effective April 27, 2017. From May 1, 2016 to April 26, 2017, he served as President and CEO; from May 2014 to April 30, 2016, he served as President and Chief Operating Officer; from October 2010 until May 2014, he served as Senior Vice President and CFO; from May 2005 to October 2010, he served as Vice President and CFO; and from June 2004 until May 2005, he served as Vice President, Finance and Controller, all at Olin.
Brett A. Flaugher was appointed Vice President of Olin and President, Winchester effective January 1, 2018, and assumed his current duties in October 2016. From January 2003 until September 2016, he served as Vice President, Marketing & Sales at Winchester. He joined Olin in 1986 as a Sales Representative in the Winchester Ammunition Division for the Texas and Oklahoma area and held a number of positions of increasing responsibility within Winchester’s sales and marketing department.

Proxy Statement Table of Contents
John L. McIntosh was appointed as Executive Vice President Synergies and Systems of Olin effective January 1, 2017. From October 5, 2015 until December 31, 2016, he served as Executive Vice President, Chemicals and Ammunition; from May 2014 until October 4, 2015, he served as Senior Vice President, Chemicals; from January 2011 until April 2014, he served as Senior Vice President, Operations; and from October 2010 until December 2010, he served as Senior Vice President, Chemicals, all at Olin.
Valerie A. Peters was appointed Vice President, Human Resources of Olin effective September 1, 2018. From March 2018 through August 2018, she served as Vice President, Human Resources—Corporate and Shared Services; from March 2016 to February 2018, she served as Senior Director, Human Resources; from January 2013 to February 2016, she served as Director, Human Resources—Corporate; from December 2007 through December 2012, she served as Director Human Resources—Winchester, all at Olin. Her Olin career began in 1991.
John M. Sampson was appointed Executive Vice President, Business Operations of Olin effective April 1, 2019. From October 14, 2016 to March 31, 2019, he served as Senior Vice President, Business Operations; from October 5, 2015 until October 13, 2016, he served as Vice President of Olin and Vice President, Manufacturing and Engineering, Chlor Alkali Products & Vinyls/Epoxy; from October 5, 2015 to October 2016, he served as Vice President of Olin and Vice President, Manufacturing and Engineering, Chlor Alkali Vinyls, Epoxy and Global Chlorinated Organics. From February 2014 to October 2015, he served as Vice President, Dow Chlorine Products Operations; from November 2012 to February 2014, he served as Vice President of Environmental, Health, & Safety Operations; from 2011 to 2012, he served as Manufacturing Vice President for Chemicals & Energy; and from 2007 to 2011, he served as Global Business Director for Chlor-Alkali, all at The Dow Chemical Company, now known as Dow Inc. His career began at Dow in 1983.
Todd A. Slater was appointed Vice President and CFO of Olin effective May 4, 2014. From October 2010 until May 3, 2014, he served as Vice President, Finance and Controller; and from May 2005 until September 2010, he served as Vice President and Controller, all at Olin.
Randee N. Sumner was appointed Vice President and Controller of Olin effective May 4, 2014. From December 2012 until May 3, 2014, she served as Division Financial Officer for Chemical Distribution; from 2010 until December 2012, she served as Assistant Controller; from 2008 to 2010, she served as Director, Corporate Accounting and Financial Reporting; and from 2006 to 2008, she served as Manager, Corporate Accounting and Financial Reporting, all at Olin.
James A. Varilek was appointed Executive Vice President and Chief Operating Officer of Olin effective April 1, 2019. From October 5, 2015 until March 31, 2019, he served as Executive Vice President and President, Chlor Alkali Vinyls and Services. From November 2013 to October 4, 2015, he served as President of the U.S. Chlor Alkali & Vinyl Business and in March 2015, he assumed additional responsibilities as Chief Operating Officer of Dow Chlorine Products; from December 2010 to November 2013, he was Business Vice President for the Dow Services Business, adding Vice President for Procurement in July 2013; from November 2008 to December 2010, he was Vice President for Business Services, Advanced Materials Division; and from February 2006 to November 2008, he was Vice President of Global Supply Chain, all at The Dow Chemical Company, now known as Dow Inc. His career began at Dow in 1982.
Teresa M. Vermillion was appointed Vice President and Treasurer of Olin effective February 1, 2018. From October 1, 2015 through January 2018, she served as Vice President, Tax; and from July 2010 through September 2015, she served as Director, Tax Planning and Financial Analysis, all at Olin. Prior to that, she was a Senior Tax Manager at Ernst & Young.

Proxy Statement Table of Contents
COMPENSATION DISCUSSION AND ANALYSIS
____________________
TABLE OF CONTENTS

Proxy Statement Table of Contents

Introduction
This Compensation Discussion and Analysis (CD&A) describes, in detail, our executive compensation philosophy and the compensation programs in which our senior executive team participates. The CD&A explains the decisions the compensation committee of our board of directors (committee) made under those programs for 2019, and the factors it considered in making those decisions. The CD&A focuses on the compensation paid to our NEOs as they are determined under SEC rules. Our NEOs for 2019 were:

Name	Title
John E. Fischer	Chairman, President and CEO
Todd A. Slater	Vice President and CFO
Pat D. Dawson	Executive Vice President and President, Epoxy & International
John L. McIntosh	Executive Vice President Synergies and Systems
James A. Varilek	Executive Vice President and Chief Operating Officer

Compensation Best Practices
To enhance investor understanding of our compensation decision making, we summarize below certain executive compensation practices we have implemented to reinforce our objectives and drive Olin performance. We also identify practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

We align executive compensation with the interests of our shareholders	• Pay for Performance by Ensuring that Executive Compensation is Largely Contingent on Results (pages 31-32)

• Target Compensation Expenditures to the Midpoint of Market Practices (page 35)

• Updated Performance Share Program correlates 50% of these awards with Relative Total Shareholder Return and 50% with Net Income (pages 38-39)

• Require Double-Triggers for Payments and Early Vesting of Equity Awards Under the Executive Change in Control Severance Plan (pages 59-60)

We design our executive compensation programs to foster sustainable growth without excessive risk taking	• Impose Robust Share Ownership Guidelines (pages 41-42) • Maintain a Clawback Policy (page 39) • Regularly Assess the Risk Inherent in Our Compensation Policies and Programs (page 41)

We adhere to the best practices in executive compensation	• Utilize an Independent Compensation Consulting Firm, which Provides No Other Services to Olin (page 32) • Offer Change in Control Protection that Complies with Prevailing Good Governance Standards, Including No Excise Tax Gross-Up (page 60) • Permit No Repricing of Underwater Stock Options • Exclude the Value of Equity Awards in Pension or Severance Calculations • Extend No Perquisites to NEOs, except $1,104 excess liability insurance premium

At the 2019 annual meeting of our shareholders, we held an advisory vote on executive compensation. Approximately 98.3% of the shares voted were cast in support of our 2019 executive compensation and related

Proxy Statement Table of Contents
disclosures. The committee viewed the results of this vote as general broad shareholder support for our executive compensation program. While we made no changes to our executive compensation program as a result of that vote, our committee continuously evaluates our executive compensation program and makes changes to respond to market trends and other relevant factors.

Pay for Performance
We understand that there are different ways to view “pay for performance.” In the following sections, we highlight how the committee thinks about executive pay and Olin performance, and why we believe our executive compensation programs are appropriately aligned with results that benefit our investors.
Compensation Program Construction
Our executive compensation program is designed to align with the long-term interests of our shareholders, to reward employees for producing sustainable growth, and to attract and retain the world-class talent that will ensure we succeed. The committee strongly believes that these objectives will be fulfilled if executive compensation—pay opportunities and pay actually realized—is tied to Olin’s results. The committee measures Olin performance in two primary ways for purposes of establishing executive compensation:
•our financial results, particularly our adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted Cash Flow and adjusted earnings per share (Adjusted EPS) (see page 36), and
•our relative total return to shareholders over time.
By tying our executives’ pay to Olin’s actual results, our compensation programs (i) align our executives’ interests with those of our shareholders and (ii) induce our management team to achieve our most important goals.
Our total direct compensation package comprises three elements:
•base salary;
•annual cash incentive; and
•long-term incentive (equity) compensation (LTI).
Each NEO has a target total compensation opportunity that is reviewed annually by the committee to ensure its alignment with Olin’s pay-for-performance objectives. As the following chart shows, 86% of the target annual direct compensation of our current CEO and 74% of the target annual direct compensation for the other NEOs varies with our financial results and our stock price performance:

Proxy Statement Table of Contents
NEO TARGET COMPENSATION

120%
100%
80%
60%
40%
20%
0%
68%
18%
14%
86%
52%
22%
26%
74%
CEO
OTHER NEOS
Salary
LTI
Annual Incentive
Aligned with Shareholders

2019 Results
Olin generated a number of operational accomplishments that informed the committee’s decision making as it related to executive compensation in 2019. Specifically, in 2019, we recorded our best full-year safety and environmental performance since the Dow acquisition in 2015. Total events, including safety, environmental, process safety and distribution, declined by 6.4%. Individual safety events declined by 5.2% and environmental events declined by 22%, and for the third consecutive year there were no life events. In a year where our businesses faced weaker demand and pressure on product pricing, we did achieve higher than expected productivity improvements. The Winchester business finished the year with two consecutive quarters of year-over-year increased Adjusted EBITDA, resulting in 2019 Adjusted EBITDA that exceeded 2018 results. In the third quarter of 2019, Winchester was awarded the contract by the U.S. Army to operate the Lake City Army Ammunition Plant effective October 1, 2020.

The Compensation Committee
The committee is the body primarily responsible for overseeing compensation to our senior officers. Our committee consists of directors who are independent under the NYSE listing criteria. The committee establishes total compensation opportunities (and each of the individual elements) for the CEO, and approves compensation for the other executive officers, including the NEOs, based on recommendations by the CEO.
To assist in performing its duties, the committee engages Exequity LLP (Exequity), an independent board and management advisory firm. In engaging Exequity, the committee considered a number of factors in assessing Exequity’s independence, including the facts that Exequity performs no other work for Olin, that none of Exequity’s consultants owns stock in Olin, that Exequity’s consultants have no other business interests with any Olin officer or director, and that the fees Exequity receives for services rendered to Olin are below a maximum permissible level. In the past several years, the committee discussed its compensation philosophy with Exequity, but otherwise did not impose any specific limitations or constraints on, or otherwise direct, the manner in which Exequity performed its advisory services.

Proxy Statement Table of Contents
As advisor to the committee, Exequity reviewed the total compensation strategy and pay levels for our NEOs, examined all aspects of our executive compensation programs to ensure their ongoing support of our business strategy, informed the committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provided general advice to the committee on all compensation decisions pertaining to the CEO and to all senior executive compensation recommendations submitted by management. The committee routinely meets in executive session (without the CEO or other officers present). As appropriate, Exequity attends some of those executive sessions. In addition to the committee’s retention of Exequity, Olin periodically retains one or more other compensation consulting firms to provide general services, such as actuarial services for pension plans.

Benchmarking
In designing and implementing our executive compensation programs, it has been the committee’s practice to review compensation data from a peer group that is adjusted periodically in consultation with Exequity. We refer to this group as the “comparator group.” For awards made in 2019, the comparator group comprised a community of 20 chemical companies that align reasonably with Olin’s revenues, industry affiliation and corporate structure:

Air Products and Chemicals, Inc.	PolyOne Corporation
Celanese Corporation	PPG Industries, Inc.
CF Industries Holdings, Inc.	Praxair, Inc.
Eastman Chemical Company	RPM International, Inc.
Ecolab Inc.	The Chemours Company
Element Solutions, Inc. (formerly Platform Specialty Products Corporation)	The Mosaic Company
FMC Corporation	The Scotts Miracle-Gro Company
H.B. Fuller Company	The Sherwin-Williams Company
Huntsman Corporation	W. R. Grace & Co.
Ingevity Corporation	Westlake Chemicals Corporation
The committee annually evaluates the comparator group composition and makes adjustments as appropriate. For 2020, Praxair, Inc. (which merged with The Linde Group) will be removed from the comparator group. Albemarle Corporation, Ashland Global Holdings Inc., Axalta Coating Systems Ltd., Cabot Corporation, and International Flavors & Fragrances Inc. will be added to the comparator group, as they are chemicals industry companies of comparable revenue size to Olin. We believe these modifications will enhance the peer group’s representation of Olin’s revenue position, industry affiliation and corporate structure.

What We Pay and Why: Elements of Compensation
We extend to our executives three elements of total direct compensation: base salary; annual cash incentive; and long-term equity awards, plus a limited number of benefits that commonly are available to senior management at other companies of similar stature. The chart below illustrates that 75% of the actual 2019 total direct compensation of our NEOs was tied to Olin performance.

Proxy Statement Table of Contents
Elements of Total Compensation
Below are the primary elements of our executive compensation, together with relevant information about each element:

Compensation Element	Purpose	Factors Used to Determine Amount

Annual Base Salary	• Rewards day-to-day value of executives consistent with the market	• Median salaries of the comparator group • Scope of responsibilities • Time in position • Value of the employee in the market • Individual performance

Annual Cash Incentive Award (STIP)
• Ties compensation to the achievement of short-term company goals and objectives
• Motivates executives to achieve short-term financial targets and non-financial strategic objectives
• Communicates key goals of the company to executives

• Criteria for corporate NEOs:
1. Adjusted EBITDA, Adjusted Cash Flow and Adjusted EPS
2. Performance on key non-financial objectives that we believe are important to our long-term success
• Criteria for NEOs with divisional responsibility:
1. Adjusted Division EBITDA and Adjusted Division Cash Flow
2. Performance on key non-financial objectives that we believe are important to our long-term success

Long-Term Incentive Award	• Ties compensation to investor returns • Motivates executives to achieve long-range goals that benefit shareholders • Aligns financial interests of executives and shareholders	• Performance share payouts for NEOs and other executive officers based on our performance on key metrics (as defined below) • Level of target awards for each NEO based on practices of comparator group

Retirement and Severance Benefits	• Allows us to retain and compete for strong employee talent • Ensures that managers are personally indifferent to the outcome of a transaction in a change in control situation
• Programs offered by competitors
• Employee’s length of service for defined benefits (were frozen on 12/31/07 for Olin plans; frozen on 10/5/15 for the former Dow plans, which continue to accrue interest)
• Salary and cash incentive

Proxy Statement Table of Contents
The committee determines the total target direct compensation level for the CEO, as well as the appropriate mix of the compensation elements, based on prevailing practices in the comparator group. The CEO relies on comparator group standards to recommend, for the committee’s review and approval, the target levels and mix of elements for the balance of our executive officers. Although the committee is not bound to mirror the comparator group standards when it makes decisions on compensation levels and the mix of elements, the committee generally relies heavily on the identified competitive norms to ensure that we can compete for executive talent. The committee also reviews the relationship between the CEO’s compensation and the compensation for the other NEOs. In connection with establishing 2019 compensation, the committee determined that internal pay relationships were appropriate and reflected the typical CEO-NEO pay relationships at other companies.
As a guideline, the committee intends that the base salaries, total cash compensation (salary and annual cash incentive), and total compensation opportunities (total cash compensation plus the grant date value of long-term incentive awards) extended to our NEOs as a group approximate the market median of the comparator group practices. The committee believes that managing total target pay to the market median for the comparator group allows us to attract, motivate, and retain the quality executive talent Olin needs. Pay levels for any individual NEO, however, may be below or above the market median of the comparator group for that executive’s particular role. The chart below shows how our 2019 NEO compensation approximated the median compensation for the comparator group.
NEO 2019 Target Compensation Against Market Median
Our general practice for an executive who is new in his/her position is to establish compensation opportunities below the market, and to increase them to market level over several years, assuming performance warrants such increases. Other material increases in compensation generally relate to promotions or added responsibilities.
Salary
The committee normally adjusts NEO salaries annually to reflect merit, promotion or change in role and changes in market rates for the job. No increase in base salary is automatic or guaranteed. The frequency of adjustments, in fact, has been extended to 18 months or more when warranted by cash flow or other considerations, and on occasion we have frozen executive base salaries for extended periods of time. For example, for 2020, we froze base salaries at 2019 levels for all NEOs (as well as for other officers and participants in our long-term incentive program).
Short Term Incentive Program (Non-equity Incentive Program Compensation)
STIP Overview. For 2019, the committee adopted a new Short Term Incentive Program (STIP) for cash awards. Actual payouts of STIP awards are determined based on our achievement against our financial performance targets as well as against our non-financial goals, as discussed below.
For the financial portion of the STIP award, no payments are made for any financial target if the actual financial performance is below 75% (threshold) of the target. Achievement of 75% of a financial target results in a 50% payout of

Proxy Statement Table of Contents
the portion of the target STIP award allocated to that target. For each 1% that actual financial performance exceeds the 75% threshold (up to the target level), the STIP payment is increased by 2%. In addition, for each 1% by which the actual financial performance exceeds the financial targets (100%), the payout is increased by 4%. The total STIP payout for an NEO cannot exceed 200% of that individual’s target STIP award.
For 2019, 80% of the target STIP awards for all officers (including the NEOs) were based on financial targets and 20% of the target STIP awards were based on non-financial objectives. The following table illustrates the portion of each NEO’s target STIP award based on corporate and division financial targets and non-financial objectives for 2019:

	Corporate/Division Financial Targets	Corporate/Division Non-Financial Objectives	Total
NEOs without Divisional Responsibility	80% / 0%	20% / 0%	100%
NEOs with Divisional Responsibility	20% / 60%	5% / 15%	100%

As set forth in the table above, for Messrs. Fischer, Slater and McIntosh, our NEOs with corporate-wide responsibility, target STIP awards were based 80% on corporate financial targets and 20% on corporate non-financial objectives.
For Messrs. Dawson and Varilek, target STIP awards were based 25% on corporate results and 75% on division results. Of the 75% component related to division results, 20% (or 15% of the total target STIP award) related to division non-financial objectives and the remaining 80% (or 60% of the total target STIP award) was based on Adjusted Division EBITDA and Adjusted Division Cash Flow. For Mr. Varilek, who had responsibility for both Chemicals businesses (Chlor Alkali Products and Vinyls (CAPV) and Epoxy) in 2019, his division Adjusted EBITDA financial targets and achievement against those targets were weighted equally between the CAPV and Epoxy divisions.
Financial Targets and Performance Against Objectives. The committee established goals for each of the performance measures relevant to our NEOs. The table below provides information on each financial performance measure, including a weighting, performance target (100%), performance threshold (75%), performance maximum (125%), 2019 actual performance and related payout percentage earned. Dollar amounts in the table below are shown in millions except for EPS.

2019
Performance Measure	Weighting	Performance Target (100%)	Performance Threshold (75%)	Performance Maximum (125%)	Actual 2019 Performance	Actual 2019 Payout Percentage
Adjusted EBITDA—Corporate	50%	$1,252.5	$939.4	$1,565.6	$803.7	0%
Adjusted Cash Flow—Corporate	15%	$374.0	$280.5	$467.5	$180.0	0%
Adjusted EPS—Corporate	15%	$1.84	$1.38	$2.30	$(0.15)	0%
Adjusted EBITDA—CAPV Division	65%	$1,151.8	$863.9	$1,439.8	$807.1	0%
Adjusted EBITDA—Epoxy Division	65%	$182.6	$137.0	$228.3	$154.0	44.7%
Adjusted Cash Flow—CAPV & Epoxy (Chemicals)	15%	$945.1	$708.8	$1,181.4	$725.0	8.0%
For 2019, in calculating Adjusted EBITDA, we used 2019 EBITDA excluding the effect of the following special charges, gains and losses (which were reflected in our 2019 EBITDA): (i) environmental insurance recoveries of $4.8 million, reduced by associated legal costs of $1.1 million, (ii) $11.2 million pretax gain on the sale of our equity interest in a non-consolidated affiliate, (iii) restructuring charges of $15.3 million, and (iv) $0.6 million of costs related to the Lake City U.S. Army ammunition facility transition.
Adjusted Cash Flow represents our after-tax operating cash flows of the business, including interest paid and changes in working capital, reduced by capital expenditures.

Proxy Statement Table of Contents
For 2019, in calculating Adjusted EPS, we used 2019 net loss excluding the after-tax effect of the following special charges, gains and losses (which were reflected in our 2019 net loss): (i) environmental insurance recoveries of $4.8 million, reduced by associated legal costs of $1.1 million, (ii) $11.2 million pretax gain on the sale of our equity interest in a non-consolidated affiliate, (iii) restructuring charges of $15.3 million, (iv) $0.6 million of costs related to the Lake City U.S. Army ammunition facility transition, and (v) $14.3 million tax benefit related to the finalization of the IRS review of the tax years 2013 to 2015.
As described above, for the NEOs, the 80% portion of the STIP target award related to financial targets would be paid at the target award level (set forth in the Grants of Plan-Based Awards table) if our Adjusted EBITDA, Adjusted Cash Flow and Adjusted EPS equal the financial performance targets. If any of the three metrics fall above or below the target level, the committee adjusts the STIP cash payment as described above. In the event that actual Adjusted EBITDA is below the threshold level (75%) of the target Adjusted EBITDA, all STIP payments for the financial portion of the STIP award (80% in 2019) are discretionary.
The NEOs with corporate-wide responsibility (Messrs. Fischer, Slater and McIntosh) received no STIP payment for the portion of the award related to Adjusted EBITDA, Adjusted Cash Flow and Adjusted EPS as the performance threshold was not met for any of the three financial metrics.
As noted above, for Mr. Dawson, who had Epoxy division responsibility for 2019, his division financial targets and achievement against those targets represented achievement of 44.7% for Adjusted Division EBITDA and 8% for Adjusted Chemicals Cash Flow.
For Mr. Varilek, who had responsibility for both Chemicals businesses for 2019, his division financial targets and achievement against those targets represented achievement of 44.7% for Adjusted Division EBITDA–Epoxy and 8% for Adjusted Chemicals Cash Flow. Mr. Varilek received no STIP payment for the portion of the award related to Adjusted EBITDA–CAPV as the performance threshold was not met.
Non-Financial Objectives. In 2019, safety and environmental, operation and strategic goals comprised 20% of the STIP award opportunity for our NEOs.

Performance Goal	Corporate		CAPV		Epoxy
	Possible	Achieved	Possible	Achieved	Possible	Achieved
Operational Goals	5%	5%	9%	9%	9%	9%
Strategic Goals	10%	10%	6%	6%	6%	6%
Safety and Environmental Goals	5%	5%	5%	5%	5%	5%
Total	20%	20%	20%	20%	20%	20%
For 2019, all NEOs earned 20% of their target STIP award, out of a possible 20%, related to achievement of non-financial objectives.
Long-Term Incentive (Equity) Compensation
In 2019, we allocated the value of long-term incentive (equity) compensation awards equally between performance shares and stock options.

Why Stock Options?	Why Performance Shares?
• Performance-based because their value is solely tied to Olin’s stock price, which directly correlates to our shareholders’ interests.
• Fosters an environment focused on long-term growth and shareholder value creation.
• Declines in stock price following the grant of stock options detrimentally impact executive pay (i.e., when a stock option is “underwater” it has no value).
• Highly valued by employees; an important retention tool.

• Performance-based both because the number of shares earned depends on performance against pre-defined financial goals and the value of the shares fluctuates based on the stock price.
• Motivates decision making that maximizes performance over a multi-year timeframe.
• Tied to key financial metrics—relative total shareholder return and net income.
• Coordinates the activities of all award recipients (including our NEOs) in support of long-term organizational value enhancement.

Proxy Statement Table of Contents
All long-term incentive (equity) compensation plan participants, including NEOs, are assigned target award levels consistent with the competitive data analysis described above under the heading “Benchmarking.”
The target equity award levels for 2019 were:

NEO	Target Award
John E. Fischer	$5,750,000
Todd A. Slater	$1,250,000
Pat D. Dawson	$1,500,000
John L. McIntosh	$1,050,000
James A. Varilek	$1,190,000
These target awards are allocated equally between stock options and performance shares. The process the committee follows to determine the level of the actual stock option awards and the formula for actual performance share payouts is described below.
Performance Shares. Half the value of each participant’s 2019 long-term incentive target award value was delivered in performance shares. The target number of performance shares awarded to each NEO was formulated by dividing half the participant’s target award value by the fair market value of our common stock (the average of the high and low per share sales price of our common stock on the NYSE on the grant date). The total number of performance shares that vest and will be paid to each NEO from awards made in 2019 will vary between 0 and 200% of his target number.
Half of the target number of performance shares will be earned based on our relative shareholder return (TSR) over the three-year period ending December 31, 2021. The comparison of our TSR over that period will be made relative to the community of companies in the S&P 1000 Material Index, plus two selected direct competitors–Occidental Petroleum Corporation and Westlake Chemical Corporation. We refer to this group of companies as the Performance Share Comparison Group. The remaining half of the target number of performance shares will be earned based on our actual net income compared to the net income goal set by the committee for the same three-year period. The following charts identify the relationship between the target number of Performance Shares earned and performance generated:

If Olin’s TSR for a Performance Cycle is:	The number of TSR Performance Shares paid as a percentage of the target TSR Performance Share Award will be:
At or above the 80th Percentile of the Performance Share Comparison Group	200%
Above the 50th Percentile, but below the 80th Percentile of the TSR for the Performance Share Comparison Group	100% of the target number of TSR Performance Shares plus 3.33% of the target number of TSR Performance Shares for each incremental percentile position above the 50th Percentile
At the 50th Percentile of the TSR for the Performance Share Comparison Group	100% of the target number of TSR Performance Shares
Above the 20th Percentile, but below the 50th Percentile of the TSR for the Performance Share Comparison Group	25% of the target number of TSR Performance Shares plus 2.5% of the target number of TSR Performance Shares for each incremental percentile position above the 20th Percentile
At the 20th Percentile of the TSR for the Performance Share Comparison Group	25% of the target number of TSR Performance Shares
Below the 20th Percentile of the TSR for the Performance Share Comparison Group	0

Proxy Statement Table of Contents

If Olin’s Net Income for a Performance Cycle is:	The number of Net Income Performance Shares paid as a percentage of the target Net Income Performance Share Award will be:
At least 140% of the Net Income Goal	200%
More than 100% but less than 140% of the Net Income Goal	100% of the target number of Net Income Performance Shares plus a proportionate number of target Net Income Performance Shares determined using linear interpolation
100% of the Net Income Goal	100%
More than 60% but less than 100% of the Net Income Goal	50% of the target number of Net Income Performance Shares plus a proportionate number of target Net Income Performance Shares determined using linear interpolation
60% of the Net Income Goal	50%
Less than 60% of the Net Income Goal	0
Stock Options. The remaining half of each participant’s long-term incentive (equity) target award value is delivered in stock options. Stock options are granted annually from a committee-approved pool of option shares. Specifically, the pool of stock options available for issuance each year equals half the value of the overall long-term incentive award value, divided by the Black-Scholes value of options for our common stock (not to be lower than 20% of the then-current market price of our common stock).
The committee typically approves option awards at the first committee meeting each year. In 2019, the first committee meeting was January 24, 2019. At that meeting, the committee approved the granting of options effective on February 19, 2019. The exercise price on February 19, 2019 was $26.26 per share, the average of the high and low per share sales price of our common stock on the NYSE on that date. These awards were made consistent with past practice in which the awards have:
•a grant effective date approximately 10 business days after the release of year-end earnings; and
•an exercise price equal to fair market value on the grant effective date.
This practice ensures that the exercise price for stock options reflects full disclosure of prior year earnings information. We have not engaged in “back dating” of options, as our policies do not allow back dating. In addition, our equity plans do not permit option grants with an exercise price below the fair market value of our stock on the effective date of the option grant.
The CEO also has authority to grant a limited number of options at other times during the year (no more than 100,000 total shares or 5,000 shares per employee) but may not grant options to anyone who is an officer within the definition of the rules under Section 16 of the Exchange Act, or “back date” any options. Consistent with the terms of our equity plans, options granted by the CEO may not have an exercise price below the fair market value of our stock on the effective date of the option grant.
Restricted Stock. In April of 2019, the committee awarded 5,000 restricted stock units that vest on April 1, 2022, to Mr. Varilek in connection with his promotion to Executive Vice President and Chief Operating Officer. In addition, as noted above, the committee froze salaries at 2019 levels for NEOs and other senior employees. In lieu of a 2020 salary adjustment, the committee awarded restricted stock units on January 2, 2020, vesting on January 2, 2023, to those senior management employees affected by the salary freeze. For the NEOs, the number of shares of restricted stock issuable upon vesting of these restricted stock units represents approximately 3% of base salary, calculated based on the fair market value of our stock on the grant date, rounded to the nearest 10 shares. The committee does not award restricted stock or restricted stock units to NEOs on any regular basis.
Clawback Policy
Each of our NEOs is subject to a clawback policy that applies to all of our executive officers. Amounts that we recover are not included in calculating that executive’s benefits under our Supplemental CEOP, and our recovery of amounts under the policy does not constitute an event that triggers benefits under our severance plans. In addition to the clawback policy, our equity plans provide that if a participant renders service to one of our competitors, or discloses confidential information without our consent, or violates other terms of the plan, the committee may terminate any unvested, unpaid or deferred awards held by the participant, or may require the participant to forfeit benefits received under the plan within the six months before the participant’s action.

Proxy Statement Table of Contents
Other Compensation
We also offer a small number of other personal benefits to groups of employees, including our NEOs. We extend some benefits, such as a portion of health insurance premiums and certain retirement benefits, to all eligible employees. We tie the size and construction of these benefits to competitive practices in the market, a decision the committee believes enables us to attract and retain executives with the talents and skill sets we require. We provide other compensatory items, such as certain life insurance benefits and the retirement and change in control benefits described below, to our NEOs and other officers.
Retirement Benefits. We offer retirement benefits as part of the package to recruit and retain employees. Our retirement benefits also reflect an individual’s contributions over his or her career with Olin, as those benefits are based on compensation. In general, we establish retirement benefits based on comparable programs offered by competitors. The committee believes that retirement plans like ours are commonly provided to executives at other companies, and offering these benefits helps us remain competitive for qualified senior-level executive talent. We periodically re-evaluate and update those plans to respond to changes in the market.
The following chart summarizes the benefits under our active retirement plans for salaried employees:

Plan Title	Participants/Purpose	Benefits
Olin Corporation Contributing Employee Ownership Plan (the CEOP)—Employee Savings Account	Salaried employees—to provide employees with a tax effective savings vehicle to save primarily for retirement	Eligible employees may make pre-tax contributions (401(k)), Roth 401(k) contributions and after tax contributions. They may contribute up to 80% of eligible compensation (subject to various Code limits, including the 2019 pre-tax and Roth 401(k) contribution limit of $19,000). Olin generally matches a portion of eligible compensation that the participant contributes to the plan

CEOP—Defined Contribution Retirement Account	Salaried employees—to provide retirement benefits in lieu of benefits formerly provided under the Olin Corporation Employees’ Pension Plan (Qualified Plan) prior to benefit accrual freeze	For eligible employees, Olin makes contributions to the Defined Contribution Retirement Account based on a percentage of eligible compensation

Supplemental CEOP—Employee Savings Account	Senior management—to compensate for Code limits on CEOP contributions	Eligible employees may make pre-tax contributions on eligible compensation in excess of Code limits and generally receive Olin matching contributions at the same percentages as the CEOP

Supplemental CEOP—Defined Contribution Retirement Account	Senior management—to compensate for Code limits on CEOP contributions	Olin also makes contributions on eligible compensation in excess of Code limits at the same percentages as the CEOP Defined Contribution Retirement Account
The Supplemental CEOP is an unfunded, nonqualified deferred compensation plan for most of the NEOs and a select group of other senior management employees. The committee believes that historically it was common for companies to offer these kinds of nonqualified retirement supplements to executives and offering these benefits has allowed us to remain competitive in the market for qualified senior-level executive talent. Because this plan is unfunded, participants receive benefits only if we have the financial resources to make the payments when due.

Proxy Statement Table of Contents
Severance and Change in Control Plans. We have historically provided change in control benefits to our senior management to ensure that our executives worked to secure the best outcome for shareholders in the event of a possible change in control, even if it meant that they lost their jobs as a result. Those change in control and severance plans are described under “Potential Payments Upon Termination or Change in Control” and “Executive Severance Plans.”
Risk Assessment. Management and the committee regularly evaluate the risks involved with our compensation programs. In January 2020, we conducted a comprehensive risk assessment after compiling an inventory of incentive plans and programs and conducting an analysis of the risk associated with each. The assessment considered factors such as the plan metrics, number of plan participants, maximum payments, and risk mitigation factors. Exequity reviewed the risk assessment and advised the committee of its comfort with the level of risk inherent in Olin’s compensation programs. Based on the committee’s review of the risk assessment and Exequity’s input, the committee concluded that it did not believe any of our compensation programs or policies create risks that are reasonably likely to have a material adverse impact on Olin. Based on this conclusion, we implemented no material changes to our compensation policies or practices after our risk assessment.

Tax and Accounting Considerations
All elements of compensation, including salaries, generate charges to earnings under generally accepted accounting principles (GAAP). We generally do not adjust compensation based on accounting factors.
The committee considers the deductibility of long-term and annual incentive awards in structuring our executive compensation program, to the extent practical. To hire and retain highly skilled executives and remain competitive, the committee also looks at other factors.
Code Section 409A implemented tax rules applicable to nonqualified deferred compensation arrangements, and Olin has taken steps to comply with such rules to the extent applicable.
As previously noted, Olin’s clawback policy allows recovery of all or a portion of payments under the annual cash incentive program and performance share awards from executives who participate in the annual cash incentive or the Short Term Incentive Program. To recover compensation, our board or the committee must determine that the executive was grossly negligent or engaged in intentional misconduct that was a “significant contributing factor” to:
(i) a restatement of our financial statements, or
(ii) a significant increase in the value of that executive’s incentive awards.
Amounts recovered are not included in calculating that executive’s benefits under our Supplemental CEOP, and do not trigger benefits under our severance plans. In addition, our equity plans provide that if a participant renders service to a competitor, or discloses confidential information without our consent, or violates other terms of the plan, the committee may terminate any unvested, unpaid or deferred awards held by the participant, or may require the participant to forfeit benefits received under the plan within the six months before the participant’s action.
Our equity and severance plans do not provide any “gross-up” for the amount of excise tax, if any, due on “excess parachute payments” as defined under Code Section 280G. These benefits are described in more detail under “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines
Our stock ownership guidelines require executive officers and certain other senior managers to maintain specified ownership levels of our stock within five years after the guideline applies. Once an officer or other employee covered by the guidelines meets his or her ownership target, such officer or other employee shall not later be deemed non-compliant solely based on a change in the share price of Olin stock. Stringent stock ownership requirements mitigate any risk that options may cause management to focus on short-term stock price movement.
Our committee monitors compliance with the stock ownership guidelines annually. To determine “stock ownership” under the guidelines, we include, in addition to shares the individual owns outright, restricted stock and restricted stock units, shares and phantom shares held in the executive’s CEOP and Supplemental CEOP accounts, and shares subject to vested stock options with an exercise price below the current market price. No unvested performance share awards are included in the determination of stock ownership.

Proxy Statement Table of Contents

Officer Title	Base Salary Multiple
CEO	6
Executive Vice President/Senior Vice President	3
Vice President	2
All of our NEOs met the guidelines for 2019, to the extent applicable to them.
We describe our stock ownership guidelines for directors under the heading “DIRECTOR COMPENSATION.”

Proxy Statement Table of Contents
EXECUTIVE COMPENSATION

Summary Compensation Table
The table below summarizes the total compensation paid to or earned by each of the NEOs for the fiscal years ended December 31, 2019, 2018 and 2017:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus (1) ($) (d)	Stock Awards (2) ($) (e)	Option Awards (2) ($) (f)	Non-equity Incentive Plan Compensation (3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($) (h)	All Other Compensation (5) ($) (i)	Total ($) (j)
John E. Fischer Chairman, President and CEO	2019	$1,150,000	N/A	$2,378,340	$2,927,080	$299,000	$68,576	$331,045	$7,154,041
	2018	$1,059,303	N/A	$1,584,900	$1,893,570	$1,531,878	$—	$270,692	$6,340,343
	2017	$960,000	N/A	$2,712,855	$2,777,460	$1,079,700	$52,113	$197,646	$7,779,774

Todd A. Slater Vice President and CFO	2019	$600,000	N/A	$516,936	$636,116	$95,000	$66,263	$120,468	$2,034,783
	2018	$575,000	N/A	$396,225	$480,060	$511,520	$—	$118,586	$2,081,391
	2017	$544,000	N/A	$653,700	$669,080	$376,125	$20,391	$92,003	$2,355,299

Pat D. Dawson Executive Vice President and President, Epoxy & International	2019	$695,000	N/A	$621,192	$763,880	$351,198	$381,005	$136,333	$2,948,608
	2018	$675,000	N/A	$501,885	$613,410	$641,035	$—	$1,342,007	$3,773,337
	2017	$655,000	N/A	$1,078,605	$1,081,420	$460,693	$236,300	$1,047,520	$4,559,538

John L. McIntosh Executive Vice President Synergies and Systems	2019	$600,000	N/A	$434,400	$534,716	$100,000	$82,610	$143,818	$1,895,544
	2018	$577,000	N/A	$343,395	$408,940	$511,520	$—	$126,492	$1,967,347
	2017	$560,000	N/A	$686,385	$700,200	$354,000	$31,486	$109,017	$2,441,088

James A. Varilek Executive Vice President and Chief Operating Officer	2019	$609,997	N/A	$611,044	$605,696	$205,260	$365,644	$112,381	$2,510,022
	2018	$530,000	N/A	$343,395	$408,940	$401,505	$—	$784,614	$2,468,454
	2017	$487,000	N/A	$522,960	$513,480	$302,600	$220,795	$729,798	$2,776,813
____________________
(1)The NEOs were not entitled to receive payments which would be characterized as “Bonus” payments. Annual cash incentive payments under our STIP appear in column (g). Each of the NEOs are eligible for certain severance benefits (including additional benefits in the event of a “change in control”), described in more detail under the section entitled “Potential Payments Upon Termination or Change in Control.”
(2) Represents the aggregate grant date fair value of equity awards granted in that year (performance shares and restricted stock units in column (e) and options in column (f)), in each case calculated in accordance with ASC Topic 718. Please see the notes entitled “Stock-Based Compensation” and “Accounting Policies—Stock-Based Compensation” in the notes to our audited financial statements included in our annual report on Form 10-K for the fiscal year in which the award was granted for a discussion of the assumptions underlying these calculations. The performance share amounts in column (e) are calculated based on a payout equal to 100% of the target level for awards made in 2017, 2018 and 2019. Set forth below are the amounts that would have been included for performance share awards, if the grant date fair value had been based on the highest level of performance (for a payout equal to 200% of the target level).

Proxy Statement Table of Contents

NEO	2019 Performance Share / Total	2018 Performance Share	2017 Performance Share
John E. Fischer	$4,756,680 / $4,756,680	$3,169,800	$5,425,710
Todd A. Slater	$1,033,872 / $1,033,872	$ 792,450	$1,307,400
Pat D. Dawson	$1,242,384 / $1,242,384	$1,003,770	$2,157,210
John L. McIntosh	$868,800 / $868,800	$ 686,790	$1,372,770
James A. Varilek	$986,088 / $1,104,088	$ 686,790	$1,045,920
(3) Amounts listed in this column were determined by the committee under our annual cash incentive program.
(4) Amounts reported in this column represent the total change in the present value of the pension benefits during the applicable year under all of our defined benefit pension plans, and are comprised of the following items:

Increase in Present Value of Pension Benefit Under:

NEO	Year	Qualified Plan	Supplemental Plan (a)	Senior Plan (a)

John E. Fischer	2019	$68,576	N/A(a)	N/A(a)
	2018	$(80,393)	N/A(a)	N/A(a)
	2017	$52,113	N/A(a)	N/A(a)

Todd A. Slater	2019	$35,234	$31,029(b)	—(b)
	2018	$(10,822)	—(b)	—(b)
	2017	$20,391	—(b)	—(b)

Pat D. Dawson	2019	$381,005	N/A	N/A
	2018	$(90,800)	N/A	N/A
	2017	$236,300	N/A	N/A

John L. McIntosh	2019	$82,610	N/A(a)	N/A(a)
	2018	$(102,084)	N/A(a)	N/A(a)
	2017	$31,486	N/A(a)	N/A(a)

James A. Varilek	2019	$365,644	N/A	N/A
	2018	$(91,610)	N/A	N/A
	2017	$220,795	N/A	N/A
____________________
(a)All of the accrued benefits under these plans were included in the required payments made in 2015 to participants in connection with our October 2015 acquisition of the U.S. chlor alkali and vinyl, global chlorinated organics and global epoxy business (the Acquisition) of Dow (Required NQ Plan Payments).
(b)Mr. Slater also received his accrued benefits in connection with the Acquisition, but because he was not yet of retirement-eligible age, he did not receive payment for this allowance. As of December 31, 2019, Mr. Slater became entitled to the value of the early retirement allowance (offset by the value of the accrued benefit) at retirement ages below age 65. The value of his remaining early retirement allowance is $31,029. The corresponding values of his remaining early retirement allowance as of December 31, 2017 and December 31, 2018 were $26,733 and $24,887, respectively
Changes in the present value of pension benefits are determined using the assumptions we use for financial reporting purposes and represent changes in assumptions and the fact that each NEO is one year older, rather than any change in the NEO’s accrued pension benefit. For December 31, 2017, the single effective rate (previously described as the ‘discount rate’) was 3.6% for the Qualified Plan and 3.3% for the Supplemental and Senior Plans. For December 31, 2018, the single effective rate (previously described as the ‘discount rate’) was 4.2% for the Qualified Plan and 3.9% for the Supplemental and Senior Plans. For 2019, the single effective rate (previously described as the “discount rate”) was 3.2% for the Qualified Plan and 2.8% for the Supplemental and Senior Plans. For 2017, 2018 and 2019, we used the RP2014

Proxy Statement Table of Contents
Blue Collar Mortality Tables for Annuitants and Employees, with the Social Security Administration—2014 Intermediate Cost Projections Mortality Improvement Scale (projection starting in 2007). Please see the note entitled “Pension Plans and Retirement Benefits” in the notes to our audited financial statements included in our 2019 annual report on Form 10-K for a discussion of these assumptions. The values shown in the table are due to the change of assumptions and the fact that each executive is one year older, as well as the Required NQ Plan Payments. It is not driven by any change in the retirement benefit itself, except for Messrs. Dawson and Varilek. The retirement benefits for Messrs. Dawson and Varilek reflect account balances based on a “pension equity plan” formula acquired from the Dow Employees’ Pension Plan (DEPP), which are then credited with interest until their assumed retirement date. As required by recent federal regulations, effective May 31, 2016, the rate of this credited interest changed from 8% to 6% for the DEPP equity account balances.
To determine the change in the present value of the pension benefits under these plans, for Mr. Slater, we used age 62, the first age at which unreduced pension benefits are payable under the Qualified Plan, the Supplemental Plan and the Senior Plan. For Messrs. Fischer and McIntosh, who are eligible for unreduced pension benefits under the Qualified Plan, we used actual age at December 31, 2019. For Messrs. Dawson and Varilek, we used age 65, which is the retirement age at which they can receive their most valuable benefit due to the specific interest crediting feature of their DEPP account balances.
Generally, the Senior Plan provides a 50% benefit to the executive’s surviving spouse (which we refer to as a “joint and survivorship benefit”) without an actuarial reduction in payments during the executive’s lifetime. An executive also can elect to have payments under the Qualified Plan and the Supplemental Plan extend for the remainder of his or her spouse’s lifetime, but such an election results in an actuarial reduction to benefits paid under those plans. Benefits paid from the Senior Plan are increased by the amount of the actuarial reduction under the Qualified Plan and the Supplemental Plan for a 50% joint and survivorship benefit. However, the value of this benefit was included in the Required NQ Plan Payments. In accordance with the SEC regulations, the pension benefits in the Summary Compensation Table reflect benefits payable in the form of a single life annuity payable only during the life of the executive, and do not reflect any joint and survivorship benefit.
(5) Amounts reported in this column for 2019 are comprised of the following items:

Executive Officer	Life Insurance Premiums (a)	CEOP/Supplemental CEOP–Retirement Account (b)	Perquisites and other Personal Benefits (a)	Other Acquisition- Related Payments (c)	Total
John E. Fischer	$71,300	$258,641	$1,104	N/A	$331,045
Todd A. Slater	$6,000	$113,364	$1,104	N/A	$120,468
Pat D. Dawson	$1,145	$134,084	$1,104	N/A	$136,333
John L. McIntosh	$31,700	$111,014	$1,104	N/A	$143,818
James A. Varilek	$1,028	$106,363	$1,104	$3,886	$112,381
____________________
(a)Messrs. Dawson and Varilek receive life insurance in an amount equal to their base salary. The other NEOs participate in the key executive life insurance program, consisting of three types of benefits: active employee life insurance, retiree life insurance and survivor income benefits. In this program, at the executive’s option, the survivor income benefit may be exchanged for additional cash value. The amounts shown represent the total premiums we paid in 2019, for the benefits under the relevant program.
(b) The amounts shown represent Olin’s contributions of a total of 7.5% of eligible compensation to the Retirement Account portion of the CEOP and the Supplemental CEOP, as well as Olin matching contributions to the CEOP and the Supplemental CEOP during 2019.
(c) The amount in this column represents relocation payments on behalf of Mr. Varilek related to his transfer to corporate headquarters.

Proxy Statement Table of Contents

Grants of Plan-Based Awards

Name (a)	Grant Date (b)	Compensation Committee Meeting Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (3) (j)	Exercise or Base Price of Option Awards ($/ Share) (3) (k)	Grant Date Fair Value of Stock and Option Awards (4) (l)
			Thres hold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maxi- mum (#) (h)
John E. Fischer	2/19/2019	01/24/2019	—	$1,495,000	$2,990,000				—
	2/19/2019	01/24/2019				—	109,500	219,000	—			$2,378,340
	2/19/2019	01/24/2019							—	433,000	$26.26	$2,927,080

Todd A. Slater	2/19/2019	01/24/2019	—	$475,000	$950,000				—
	2/19/2019	01/24/2019				—	23,800	47,600	—			$516,936
	2/19/2019	01/24/2019							—	94,100	$26.26	$636,116

Pat D. Dawson	2/19/2019	01/24/2019	—	$590,000	$1,180,000				—
	2/19/2019	01/24/2019				—	28,600	57,200	—			$621,192
	2/19/2019	01/24/2019							—	113,000	$26.26	$763,880

John L. McIntosh	2/19/2019	01/24/2019	—	$500,000	$1,000,000				—
	2/19/2019	01/24/2019				—	20,000	40,000	—			$434,400
	2/19/2019	01/24/2019							—	79,100	$26.26	$534,716

James A. Varilek	2/19/2019	01/24/2019	—	$480,000	$960,000				—
	2/19/2019	01/24/2019				—	22,700	45,400	—			$493,044
	2/19/2019	01/24/2019							—	89,600	$26.26	$605,696
	4/01/2019	04/01/2019							5,000			$118,000
____________________
(1) Amounts in these columns represent the potential annual cash incentives established in early 2019. Actual amounts were determined and paid in early 2020, and are included under column (g) in the Summary Compensation Table. We discuss our annual incentive program under the heading “COMPENSATION DISCUSSION AND ANALYSIS—What We Pay and Why: Elements of Compensation.”
(2) Numbers in these columns represent awards of performance shares under our Performance Share Program described below. The amounts in column (h) represent 200% of the target amounts, the maximum payout of the performance shares.
(3) Numbers in these columns for all NEOs represent nonqualified stock options granted under our long-term incentive plans, vesting in three equal annual installments, beginning on the first anniversary of the grant date. The market closing price on the grant date was $26.51, while the options were granted with an option exercise price equal to the average of the high and low sale prices of our common stock on the grant date ($26.26). Option awards are determined on the first regularly-scheduled committee meeting date in a calendar year (in 2019, January 24, 2019). In recent years, the option awards became effective approximately 10 business days after our year-end earnings release (February 19, 2019 for 2019 grants). The effective date of the option grants has always occurred after the meeting at which they are approved, and we have never engaged in “back dating” practices.
(4) Amounts in this column (i) assume payment of performance shares at the target level and (ii) value options using the Black-Scholes value, in each case calculated for financial statement reporting purposes in accordance with ASC Topic 718. Please see the note entitled “Stock-Based Compensation” in the notes to our audited financial statements included in our 2019 annual report on Form 10-K for a discussion of the assumptions underlying these calculations.
(5) Mr. Varilek received a one-time restricted stock unit award on April 1, 2019 vesting on April 1, 2022 in connection with his promotion to Executive Vice President and Chief Operating Officer.

Proxy Statement Table of Contents

Stock Options
Annually, the committee grants options to purchase shares of our common stock to a group of key employees, including our executive officers. We describe our stock option program in more detail under the heading “COMPENSATION DISCUSSION AND ANALYSIS—Long-Term Incentive (Equity) Compensation—Stock Options.” All options granted in 2019 were nonqualified options vesting in three equal annual installments beginning on the first anniversary of the grant date. The options generally may be exercised until 10 years after the grant date (but the exercise period may end earlier based on the termination of the participant’s employment).
The committee grants options with an exercise price equal to the average of the high and low prices on the grant effective date. All of our equity plans specifically prohibit repricing, and, except for certain anti-dilution adjustments, other adjustments to the exercise price. We discuss the timing of our option grants under the heading “COMPENSATION DISCUSSION AND ANALYSIS—Long-Term Incentive (Equity) Compensation—Stock Options.” Our plans and our policies do not permit any “back dating” of options.

Performance Shares
Each NEO and certain other key employees received a target number of performance shares in early 2019, which vest at the end of 2021. The total number of performance shares that vest may vary between 0 and 200% of the target number, with half of the performance shares based on TSR over a three-year period compared to the TSR of the companies in the Performance Share Comparison Group and the remaining half based on our net income performance compared to the net income goal set by the committee for the same three-year period. The chart included in the discussion of performance share awards above sets forth this relationship in more detail. Vested performance shares are paid approximately half in cash and half in stock. No dividends or dividend equivalents are paid on unvested performance shares.

Restricted Stock
Our equity plan (the Olin Corporation 2018 Long Term Incentive Plan) allows for the award of restricted stock or restricted stock units by the committee. The CEO also has authority to grant a limited number of restricted stock (no more than 60,000 total shares or 5,000 shares per employee) but may not grant restricted stock to anyone who is an officer within the definition of the rules under Section 16 of the Exchange Act. Under our equity plan, any restricted stock awards must vest over at least three years, or vest no earlier than one year if tied to a performance objective. The committee does not award restricted stock or restricted stock units to NEOs on any regular basis. We describe recent awards of restricted stock units to NEOs under the heading “COMPENSATION DISCUSSION AND ANALYSIS—Long-Term Incentive (Equity) Compensation—Restricted Stock.”

Proxy Statement Table of Contents

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g) (4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j) (5)
John E. Fischer	—	—	—	—	—	—	—	109,500	$1,888,875
	—	—	—	—	—	—	—	60,000	$1,035,000
	—	433,000(1)	—	$26.26	02/19/2029	—	—	—	—
	71,000	142,000(2)	—	$32.94	02/16/2028	—	—	—	—
	238,000	119,000(3)	—	$29.75	02/10/2027	—	—	—	—
	176,250	—	—	$13.14	02/11/2026	—	—	—	—
	78,750	—	—	$27.40	02/12/2025	—	—	—	—
	11,700	—	—	$27.65	05/04/2024	—	—	—	—
	48,000	—	—	$25.57	02/09/2024	—	—	—	—
	49,000	—	—	$23.28	02/10/2023	—	—	—	—
	40,500	—	—	$21.92	02/09/2022	—	—	—	—
	54,000	—	—	$18.78	02/11/2021	—	—	—	—
Todd A. Slater	—	—	—	—	—	—	—	23,800	$410,550
	—	—	—	—	—	—	—	15,000	$258,750
	—	94,100(1)	—	$26.26	02/19/2029	—	—	—	—
	18,000	36,000(2)	—	$32.94	02/16/2028	—	—	—	—
	57,333	28,667(3)	—	$29.75	02/10/2027	—	—	—	—
	92,250	—	—	$13.14	02/11/2026	—	—	—	—
	38,250	—	—	$27.40	02/12/2025	—	—	—	—
	16,000	—	—	$27.65	05/04/2024	—	—	—	—
	9,000	—	—	$25.57	02/09/2024	—	—	—	—
	10,000	—	—	$23.28	02/10/2023	—	—	—	—
	8,250	—	—	$21.92	02/09/2022	—	—	—	—
	13,000	—	—	$18.78	02/11/2021	—	—	—	—
	16,250	—	—	$15.68	02/04/2020	—	—	—	—

Pat D. Dawson	—	—	—	—	—	—	—	28,600	$493,350
	—	—	—	—	—	—	—	19,000	$327,750
	—	113,000(1)	—	$26.26	02/19/2029	—	—	—	—
	23,000	46,000(2)	—	$32.94	02/16/2028	—	—	—	—
	92,667	46,333(3)	—	$29.75	02/10/2027	—	—	—	—
	171,000	—	—	$13.14	02/11/2026	—	—	—	—

John L. McIntosh	—	—	—	—	—	—	—	20,000	$345,000
	—	—	—	—	—	—	—	13,000	$224,250
	—	79,100(1)	—	$26.26	02/19/2029	—	—	—	—
	15,334	30,666(2)	—	$32.94	02/16/2028	—	—	—	—
	60,000	30,000(3)	—	$29.75	02/10/2027	—	—	—	—
	91,500	—	—	$13.14	02/11/2026	—	—	—	—
	67,500	—	—	$27.40	02/12/2025	—	—	—	—
	47,000	—	—	$25.57	02/09/2024	—	—	—	—

Proxy Statement Table of Contents

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g) (4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j) (5)
	47,000	—	—	$23.28	02/10/2023	—	—	—	—
	36,750	—	—	$21.92	02/09/2022	—	—	—	—

James A. Varilek	—	—	—	—	—	—	—	22,700	$391,575
	—	—	—	—	—	—	—	13,000	$224,250
	—	—	—	—	—	5,000	$86,250	—	—
	—	89,600(1)	—	$26.26	02/19/2029	—	—	—	—
	15,334	30,666(2)	—	$32.94	02/16/2028	—	—	—	—
	44,000	22,000(3)	—	$29.75	02/10/2027	—	—	—	—
	71,250	—	—	$13.14	02/11/2026	—	—	—	—
____________________
(1) The options vest in three annual equal installments beginning February 19, 2020.
(2) The options vest in three annual equal installments beginning February 16, 2019, so the first installment has vested.
(3) The options vest in three annual equal installments beginning February 10, 2018, so the first two installments have vested.
(4) Represents the entire value of all unvested restricted stock based on the December 31, 2019, closing price of our common stock of $17.25.
(5) Represents the entire value of all unvested performance share awards based on the December 31, 2019 closing price of our common stock of $17.25. Vested shares will be paid approximately half in cash and half in stock.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c) (1)	Number of Shares Acquired on Vesting (#) (d) (2)	Value Realized on Vesting ($) (e) (3)
John E. Fischer	—	—	17,000	$281,010
Todd A. Slater	16,250	$142,675	9,000	$148,770
Pat D. Dawson	—	—	16,500	$272,745
John L. McIntosh	—	—	8,750	$144,638
James A. Varilek	—	—	7,000	$115,710
____________________
(1) The amount in column (c) above represents the difference between the closing market price of the underlying shares on the exercise date and the option exercise price, multiplied by the number of shares subject to the option exercise, but Mr. Slater retained 6,086 of the shares issued on exercise, so his actual cash value realized was less than the amount shown above.

Proxy Statement Table of Contents
(2) The shares listed in column (d) above represent performance shares paid in the summer of 2019 (vested based on our performance for the three years ended December 31, 2018), under a performance award made in early 2016.
(3) Performance shares are paid approximately half in cash and half in stock. The cash portion of the performance shares payment was based on the fair market value of the shares as of December 31, 2018 ($19.89), and dollar amounts listed in column (e) above for the stock portion of the payment of performance shares are based on the average of the high and low sales prices for our common stock as of August 20, 2019, the date the shares were issued ($16.53). Of the performance shares in column (d) above, 25% vested automatically (25% of the target performance share award). The remaining performance shares vested based on our average annual return on capital for the three-year period ended December 31, 2018, compared to that of the Performance Share Comparison Group.

Pension Benefits
The following table shows the present value of the benefits under the Qualified Plan as of December 31, 2019, for each NEO. The present values are calculated using:
•for Messrs. Fischer, Slater and McIntosh, the executive’s average compensation (salary and annual incentive, and specific inclusions and exclusions) for the three highest years out of the last 10 years of employment through December 31, 2007,
•for Messrs. Fischer, Slater and McIntosh, years of creditable service as of December 31, 2007,
•for Messrs. Dawson and Varilek, DEPP account balances as of October 5, 2015, credited with 8% annual interest until May 31, 2016, and 6% from June 1, 2016, until assumed retirement date,
•age 62 for Mr. Slater, the first age at which unreduced pension benefits are payable to him, age 65 for Messrs. Dawson and Varilek, the retirement age at which they can receive their most valuable benefit due to the interest crediting feature of their DEPP account balances, and actual age for Messrs. Fischer and McIntosh, who were eligible for unreduced pension benefits on December 31, 2019, and
•the assumptions we used for financial reporting as of December 31, 2019, including a 3.2% single effective rate (in lieu of a discount rate) for the Qualified Plan and the RP2014 Blue Collar Mortality Tables for Annuitants and Employees, with the Social Security Administration—2014 Intermediate Cost Projections Mortality Improvement Scale (projection starting in 2007).
Please see the note entitled “Pension Plans—Pension Plan Assumptions” in the notes to our audited financial statements included in our 2019 annual report on Form 10-K for a discussion of these assumptions.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c) (1)	Present Value of Accumulated Benefit ($) (d) (2)	Payments During Last Fiscal Year ($) (e)

John E. Fischer	Qualified Plan	23.58	$995,958	$0

Todd A. Slater (3)	Qualified Plan	5.00	$190,854	$0

Pat D. Dawson	Qualified Plan	35.10	$2,596,390	$0

John L. McIntosh	Qualified Plan	30.58	$1,270,416	$0

James A. Varilek	Qualified Plan	33.20	$2,365,557	$0
____________________
(1)The amounts in the DEPP for Messrs. Dawson and Varilek were rolled into the Qualified Plan at the time of the Acquisition and their benefit accruals were frozen at that time. For the other NEOs, benefit accruals were frozen under all three plans effective December 31, 2007. Employment after that date continues to count toward meeting service and age requirements for vesting and early retirement. Participation in the Qualified Plan generally began when the executive was hired. All of the participating NEOs have met the requirements for vesting. Messrs. Fischer and

Proxy Statement Table of Contents
McIntosh have met the requirements for full retirement.
(2)Amounts in this column assume that benefits are paid in the form of an annuity during the executive’s lifetime. As discussed in more detail below, a participant may elect instead to receive benefits over the life of the executive and his or her spouse. For the legacy DEPP benefits, transferred from Dow, the normal form of married participants is 50% joint & survivorship benefit.
(3)As described in more detail below, all amounts under the Supplemental Plan and Senior Plan were paid out to the NEOs in connection with the Acquisition. At the time of the Acquisition, Mr. Slater had not reached retirement age and so has a residual benefit under these plans. Information regarding the present value of Mr. Slater’s residual benefits under these two plans as of December 31, 2019 is set forth below.

Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Supplemental Plan	5.00	$31,029	$0
Senior Plan	2.58	$0	$0
These amounts were calculated using the assumptions set forth in the table above for the Qualified Plan. In addition, the Supplemental Plan and Senior Plan use a 2.8% single effective rate (in lieu of a discount rate) and the RP2014 Blue Collar Mortality Tables for Annuitants and Employees with the Social Security Administration—2014 Intermediate Cost Projections Mortality Improvement Scale (projection starting in 2007). Mr. Slater began participating in the Senior Plan when he became a Section 16(b) reporting officer and was selected by the committee and began participating in the Supplemental Plan when Mr. Slater’s compensation that was includible when determining benefits under qualified plans first exceeded the limit imposed by the Code.
The executive may elect payment of benefits under any of the available payment forms under these plans, including payments for the executive’s life (which we sometimes refer to as a “single life annuity”) or payments continuing after the executive’s death for the life of his or her spouse (which we refer to as a “joint and survivorship benefit”). Under the Qualified Plan and the Supplemental Plan, benefit payments are reduced from the single life annuity based on actuarial calculations if the executive elects a different payment form. The Senior Plan generally provides a 50% joint and survivorship benefit without any actuarial reduction, and also provides the executive with an additional amount equal to the amount of the actuarial reduction of benefits payable from the Qualified Plan and the Supplemental Plan for a 50% joint and survivorship benefit election.
The following chart shows the present value of accrued benefits for each of the NEOs who participate in these plans, assuming (i) the executive elected the 50% joint and survivorship benefit and (ii) for Mr. Slater, that he retired at age 62 (the first age at which unreduced pension benefits are payable under the plans), (iii) for Messrs. Fischer and McIntosh that they retired on December 31, 2019, as they are currently eligible for unreduced benefits, and (iv) for Messrs. Dawson and Varilek that they retired at age 65 (the retirement age at which they can receive their most valuable benefit due to the interest crediting feature of their DEPP account balances).

Name	Qualified Plan	Supplemental Plan	Senior Plan
John E. Fischer	$1,027,019	N/A	N/A

Todd A. Slater	$197,454	$32,220	$16,143

Pat D. Dawson	$2,879,673	N/A	N/A

John L. McIntosh	$1,328,264	N/A	N/A

James A. Varilek	$2,581,318	N/A	N/A

Freeze of Qualified Plan, Supplemental Plan and Senior Plan
As part of our ongoing evaluation of benefit plans, in 2005, we amended the Qualified Plan to close participation, so that salaried employees hired on or after January 1, 2005, are not eligible for the Qualified Plan. Benefits accrued by most salaried participants in the Qualified Plan, Supplemental Plan and Senior Plan were “frozen” effective December 31, 2007, and benefits for former Dow employees were assumed by the Qualified Plan and frozen on October 5, 2015, but continue to accrue interest. Participants accrued benefits until December 31, 2007, based on applicable years of service and eligible compensation through that date. Service after December 31, 2007, will count toward meeting the eligibility

Proxy Statement Table of Contents
requirements for commencing a pension benefit (including vesting and early retirement) under these plans, but not toward the calculation of the pension benefit amount. Compensation earned after 2007 will similarly not count toward the determination of the pension benefit amounts under these plans.
As described above, all of the previously accrued benefits under these Olin plans were required to be paid as part of the Required NQ Plan Payments in connection with the Acquisition. Mr. Slater, who was not yet retirement-eligible at the time of the Acquisition, may become eligible upon early retirement for an early retirement benefit (offset by the value of the accrued benefit paid as part of the Required NQ Plan Payments). In addition, in connection with the Acquisition, the Qualified Plan is now responsible for certain Dow-related frozen benefits described below for which the Qualified Plan received certain assets from the appropriate Dow pension plans. We describe the terms of our retirement plans in more detail in the narrative discussion below.

Qualified Plan
As part of our benefits program, we offered defined benefit retirement benefits to salaried employees hired before January 1, 2005, through our Qualified Plan. Benefits under the Qualified Plan are calculated based on the average cash compensation (salary and annual incentive) for the highest three years out of the last 10 years the individual was employed by Olin, through December 31, 2007. The law requires that in determining eligible compensation, the Qualified Plan ignores compensation in excess of a legally-imposed cap (which for 2007, the last year of benefit accruals, was $225,000). An employee’s benefit is generally 1.5% of his or her average compensation during the relevant period multiplied by the number of years of service, less a percentage of his or her primary Social Security benefit based on years of service (not to exceed 50% of such Social Security benefit). Participants who are at least age 55 with at least 10 years of service when they leave Olin may elect to receive a benefit immediately that is reduced by 4% for each year the participant is younger than age 62 at the time benefit payments begin. Participants who leave Olin before age 55 (with 10 or more years of service) may elect to receive an actuarially reduced benefit with payments beginning at age 55 or later. Participants who leave Olin before age 65 with at least five years of service (but less than 10 years of service) receive a vested retirement benefit beginning the month after their 65th birthday. Benefits from the Qualified Plan generally are paid as an annuity with the form of payment (e.g. joint and survivorship benefit, guaranteed period, etc.) selected by the participant, subject to any applicable actuarial reductions.
In conjunction with the Acquisition, the Qualified Plan assumed responsibility for certain Dow-related frozen benefits. Specifically, nearly all frozen benefits transferred to the Qualified Plan are associated with two benefit formulae—Pension Equity and Cash Balance—eligibility for which is typically determined by the individual participant’s hire date at Dow. The Pension Equity provides a frozen account balance that grows with interest until retirement (which can commence upon separation from Olin), at which time it is converted into a monthly pension benefit. The Cash Balance also provides a frozen account balance that grows with interest (at a different rate) until separation from Olin, at which point the participant can elect an immediate annuity, a deferred annuity or a lump sum. Messrs. Dawson and Varilek are participants of the Pension Equity arrangement.
In lieu of benefits that had been provided under the Qualified Plan, at the time participation was frozen, the CEOP was amended to add a Defined Contribution Retirement Account to help ensure that our benefits program would remain competitive. Depending on the participant’s age, we generally contribute 5% or 7.5% of eligible compensation to that Defined Contribution Retirement Account.

Supplemental Plan
The Supplemental Plan is an unfunded, nonqualified deferred compensation plan for management employees at specified compensation levels. The Code imposes limits on pension benefits payable from the Qualified Plan. Our Supplemental Plan restores these benefits to affected employees and provides benefits on certain compensation that has been excluded from eligible compensation under the Qualified Plan. The formula used to calculate pension benefits under the Supplemental Plan is the same as under the Qualified Plan, without the Code limitations on benefits and eligible compensation, reduced for the amount payable under the Qualified Plan. Early retirement benefits are payable at the later of termination or age 55 if a participant has at least 10 years of service. Such early retirement benefits use the same reduction factors as the Qualified Plan.
As noted above, previously accrued benefits in the Supplemental Plan were required to be paid to participants as part of the Required NQ Plan Payments in connection with the Acquisition.

Senior Plan

Proxy Statement Table of Contents
The Senior Plan is an unfunded, nonqualified deferred compensation plan for select management employees. An employee who was a Section 16(b) reporting officer, and was selected by the committee prior to the date of the freeze, participates in the Senior Plan. Under the Senior Plan, pension benefits are based on average eligible compensation for the three highest years out of the last 10 years that he or she is employed by Olin through December 31, 2007. Compensation is not subject to the Code and other limitations that apply under the Qualified Plan. Benefits generally equal 3% of the executive’s average compensation multiplied by the number of years of participation in the Senior Plan, plus 1.5% of the executive’s average compensation for years of service in the Qualified Plan and Supplemental Plan less years of service in the Senior Plan, reduced by the pension benefits accrued under the Qualified Plan and the Supplemental Plan. Benefits are further reduced by 50% of the employee’s primary Social Security benefit.
Early retirement benefits are payable on an immediate basis to a participant whose employment terminates at age 55 or later, regardless of years of service, but are reduced by 4% per year for each year they begin before age 62. The maximum benefit payable from the Senior Plan is 50% of the employee’s average compensation reduced by amounts payable from the Qualified and Supplemental Plans, 50% of the employee’s primary Social Security benefit, and certain other adjustments set forth in the plan documents, if applicable. The Senior Plan provides a joint and survivorship benefit to an executive’s surviving spouse generally equal to 50% of the executive’s benefits from the Senior Plan. In addition, the Senior Plan pension benefits are increased by the amount of the actuarial reduction to benefits under the Qualified and Supplemental Plans if the executive elects the 50% joint and survivorship option under those plans.
The executive may elect any of the forms of payment available under the Senior Plan and Supplemental Plan, including a lump sum payment or the annuity form of payment.
If a participant in the Senior Plan and Supplemental Plan is a specified employee as defined in Code Section 409A, benefits payable upon termination of employment may not be paid in the first six months after retirement, but the first six months of benefits will be paid in a lump sum as soon as practicable thereafter.
As noted above, previously accrued benefits in the Senior Plan were required to be paid to participants as part of the Required NQ Plan Payments in connection with the Acquisition.

Health Insurance and Death Benefits
In general, salaried employees who retire at age 55 or later with at least 10 years of service may elect to continue to be covered under our health plan until age 65 by paying at least the same premium as active salaried employees. When the average per capita cost for our health plan exceeds $10,000, as it did in 2015 and 2016, the retiree also must pay the amount by which our average per capita cost for the health plan exceeds $10,000. On the first day of the month in which they become 65, salaried retirees who retired after age 55 with 10 or more years of service are eligible for a Medicare supplemental health care plan. We contribute $20 per covered person per month toward the cost of that plan, but make no contributions if a retiree chooses to participate in another plan. Olin made the decision to discontinue providing retiree health insurance benefits for salaried employees hired after November 23, 2009, so Messrs. Dawson and Varilek are not eligible for this benefit.
In general, salaried employees who retire from Olin under the Qualified Plan at age 55 or later with at least 10 years of service are eligible for a $5,000 death benefit from the Qualified Plan. In addition, full-time employees with job responsibilities at a specified level (based on Hay Points) may retain a percentage of their life insurance coverage when they retire, based on age at retirement, with Olin paying the premiums.

Nonqualified Deferred Compensation
The following table sets forth information with respect to our Supplemental CEOP for each of our NEOs for 2019:

Name (a)	Executive Contributions in Last FY ($) (b) (1)	Registrant Contributions in Last FY ($) (c) (2)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
John E. Fischer	$60,900	$223,641	$16,985	$0	$863,769
Todd A. Slater	$32,000	$78,364	$(36,092)	$0	$291,643
Pat D. Dawson	$29,050	$99,953	$(32,530)	$0	$242,007
John L. McIntosh	$19,200	$76,764	$(32,867)	$0	$256,953
James A. Varilek	$23,100	$71,363	$(19,234)	$0	$160,660

Proxy Statement Table of Contents
____________________
(1)Amounts in this column are included in the executives’ salaries listed in column (c) of the Summary Compensation Table.
(2)Amounts in this column are included in the amounts listed in column (i) of the Summary Compensation Table and represent company matching contributions and, where applicable, company contributions to the participants’ Supplemental CEOP Defined Contribution Retirement Accounts.
In addition to our CEOP, discussed under the heading “COMPENSATION DISCUSSION AND ANALYSIS—What We Pay and Why: Elements of Compensation—Retirement Benefits,” our Supplemental CEOP provides deferral and company matching opportunities to employees eligible to participate in the CEOP whose contributions to the CEOP are limited under the Code because their base pay exceeds the Code’s compensation limit ($280,000 for 2019). These employees can make pre-tax contributions to the Supplemental CEOP after their eligible compensation reaches the Code limit. For these purposes, eligible compensation generally includes base compensation but excludes incentive compensation. Employees who contribute to the Supplemental CEOP receive matching contribution credits from Olin at the same level Olin matches CEOP contributions. In addition, in connection with the pension plan freeze, Olin provides the same retirement contribution credits to the Supplemental CEOP as under the CEOP (5% or 7.5%, depending on the employee’s age) on the amount of the excess eligible compensation. For these purposes, eligible compensation generally includes base compensation and short-term incentive compensation but excludes long-term incentive compensation.
Employees elect to have their contributions to the Supplemental CEOP invested in phantom shares of Olin common stock or phantom units in an interest bearing fund. Dividends are credited to the phantom stock account based on the dividend rate paid on shares of our common stock. Interest is credited to the phantom interest bearing fund at a rate determined quarterly equal to (i) the Federal Reserve A1/P1 Composite rate for 90-day commercial paper at the end of the last quarter plus 10 basis points, or (ii) such other rate as our board or committee (or any delegate thereof) selects in advance from time to time.
Distributions are paid in cash, in a lump sum or in annual installments for up to 15 years after retirement, at the employee’s election. Our phantom shares of common stock are valued at the average daily closing prices of our common stock on the NYSE for the month before the distribution. Distributions from the interest bearing fund equal the dollar value of the participant’s account (principal and interest). If a participant in the Supplemental CEOP is a specified employee as defined in Code Section 409A, benefit payments payable upon termination of employment generally may not be paid in the first six months after retirement.

Potential Payments Upon Termination or Change in Control
Our Executive Severance Plans provide our NEOs with compensation in the event of a termination of employment or a change in control of Olin. The following tables show estimated compensation payable to each NEO who was employed on December 31, 2019, upon various triggering events (assuming the event occurred on December 31, 2019). Actual amounts can only be determined upon the triggering event. The table below reflects the terms of the programs in effect at the end of 2019, described below under “Executive Severance Plans.”

John E. Fischer (1)	Quit/Early Retirement (2)	Normal Retirement	Termination Without Cause (3)	Termination for Cause (4)	Change in Control (5)
Compensation:
Severance (6)	$—	N/A	$4,140,000	N/A	$6,851,863
Equity Awards (7)	$2,098,644	$2,098,644	$2,098,644	N/A	$1,440,255
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$2,923,875
Benefits and Perquisites: (9)
Qualified Plan (10)	$1,027,019	$1,027,019	$1,027,019	$1,027,019	$1,027,019
Supplemental CEOP	$863,769	$863,769	$863,769	$863,769	$863,769
Life Insurance Premiums	$—	N/A	$71,300	$—	$213,900
Outplacement Services	$—	N/A	$40,000	$—	$40,000
TOTAL	$3,989,432	$3,989,432	$8,240,732	$1,890,788	$13,360,681

Todd A. Slater (1)
Compensation:
Severance (6)	$—	N/A	$1,550,000	N/A	$2,625,000

Proxy Statement Table of Contents

Equity Awards (7)	$731,590	N/A	$731,590	N/A	$577,168
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$669,300
Benefits and Perquisites: (9)
Senior and Supplemental Plans (10)	$75,538	N/A	$75,538	$61,416	$90,654
Qualified Plan (10)	$206,430	N/A	$206,430	$206,430	$206,430
Supplemental CEOP	$291,643	N/A	$291,643	$291,643	$291,643
Life Insurance Premiums	$—	N/A	$6,000	$—	$12,000
Outplacement Services	$—	N/A	$40,000	$—	$40,000
TOTAL	$1,305,201	N/A	$2,901,201	$559,489	$4,512,195

Pat D. Dawson (1)
Compensation:
Severance (6)	$—	N/A	$1,875,000	N/A	$3,160,000
Equity Awards (7)	$1,178,641	N/A	$1,178,641	N/A	$987,442
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$821,100
Benefits and Perquisites: (9)
Qualified Plan (10)	$2,682,663	N/A	$2,682,663	$2,682,663	$2,682,663
Supplemental CEOP	$242,007	N/A	$242,007	$242,007	$242,007
Life Insurance Premiums	$—	N/A	$1,145	$—	$2,290
Outplacement Services	$—	N/A	$40,000	$—	$40,000
TOTAL	$4,103,311	N/A	$6,019,456	$2,924,670	$7,935,502

John L. McIntosh (1)
Compensation:
Severance (6)	$—	N/A	$1,600,000	N/A	$2,700,000
Equity Awards (7)	$689,241	$689,241	$689,241	N/A	$557,193
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$569,250
Benefits and Perquisites: (9)
Qualified Plan (10)	$1,328,264	$1,328,264	$1,328,264	$1,328,264	$1,328,264
Supplemental CEOP	$256,953	$256,953	$256,953	$256,953	$256,953
Life Insurance Premiums	$—	$—	$31,700	$—	$63,400
Outplacement Services	$—	$—	$40,000	$—	$40,000
TOTAL	$2,274,458	$2,274,458	$3,946,158	$1,585,217	$5,515,060

James A. Varilek (1)
Compensation:
Severance (6)	$—	N/A	$1,585,000	N/A	$2,474,993
Equity Awards (7)	$570,570	N/A	$570,570	N/A	$430,836
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$702,075
Benefits and Perquisites: (9)
Qualified Plan (10)	$2,324,952	N/A	$2,324,952	$2,324,952	$2,324,952
Supplemental CEOP	$160,660	N/A	$160,660	$160,660	$160,660
Life Insurance Premiums	$—	N/A	$1,028	$—	$2,056
Outplacement Services	$—	N/A	$40,000	$—	$40,000
TOTAL	$3,056,182	N/A	$4,682,210	$2,485,612	$6,135,572
____________________
(1)Amounts in the tables assume an annual base salary at the level in effect on December 31, 2019.
(2) Messrs. Fischer and McIntosh are eligible for normal retirement (age 62), so amounts in both the “Quit/Early Retirement” and in the “Normal Retirement” columns represent amounts they would receive upon full retirement. Mr. Slater is not yet eligible for normal retirement but is eligible for early retirement and amounts reported under the “Quit/Early Retirement” column reflect amounts he would receive upon early retirement. Messrs. Dawson and Varilek are each eligible to receive benefits based on his account balance at termination, so all amounts reflect immediate commencement of benefits.As of December 31, 2018, under agreements then in effect, upon termination without

Proxy Statement Table of Contents
cause each NEO is eligible to receive a contribution to the Supplemental CEOP Defined Contribution Retirement Account based on the amount of severance received. An executive whose employment terminates in connection with the sale of a business unit generally receives the benefits in this column, except that the executive’s stock options may be exercised for two years beyond the date of termination (rather than one year), unless the employee is eligible for retirement in which case the executive’s stock options would be exercisable through the term of the option.
(3) As of December 31, 2019, under the Plans then in effect, an executive whose employment terminates in connection with the sale of a business unit generally receives the benefits in this column, except that the executive’s stock options may be exercised for two years beyond the date of the termination (rather than one year), unless the employee is eligible for retirement in which case the executive’s stock options would be exercisable through the original term of the option.
(4) Olin generally may terminate an executive for “cause” if the executive (i) willfully fails to perform his or her duties; (ii) engages in gross misconduct that significantly injures Olin financially; (iii) commits a felony or fraud in the course of his or her employment; or (iv) willfully breaches Olin’s Code of Conduct.
(5) Amounts for Messrs. Fischer and Varilek represent the amounts they would receive on the “best net after-tax” payment approach contemplated by the Olin Corporation Change in Control Severance Plan for Section 16(b) Officers (CIC Severance Plan) described in more detail below. Without the reduction, the amounts for Messrs. Fischer and Varilek would have increased by $2,578,137 and $215,007, respectively. A portion of the amounts for Messrs. Fischer and Varilek constitute “excess parachute payments” under Section 280G of the Code subject to a 20% excise tax payable by the officer. Benefits listed for the Senior Plan and Supplemental Plan (collectively, the “defined benefit plans”) and the Supplemental CEOP would be payable immediately upon a change in control (as defined under these plans). However, because the NEOs are specified employees as defined in Code Section 409A, benefits may not be paid in the first six months after retirement but will be paid in a lump sum as soon as practicable thereafter. The benefits reported represent the present value of the benefits under the defined benefit plans on December 31, 2019 and the market value of the phantom investments in the Supplemental CEOP account. Footnote 8 describes the treatment of equity awards upon a change in control.
(6) For the NEOs, severance payments for a termination without “cause” equal base salary plus the participant’s target bonus opportunity under the STIP. For terminations occurring during or after the second quarter of the calendar year of the qualifying termination, the participant will be entitled to receive a payout of their current year bonus, determined by multiplying the average actual payout (as a percentage of the annual STIP target) for all participants in the STIP in the same organization unit by a fraction, the numerator of which is the number of full weeks in the calendar year prior to the qualifying termination and the denominator of which is 52. In the event of a change in control, the NEOs’ severance payments would be determined in the same manner as described above, except that under the CIC Severance Plan, Mr. Fischer would receive three times the calculated severance value and the other NEOs would receive a multiple of two times the calculated severance value.
(7) For performance shares vested as of December 31, 2019, but not paid as of that date, the amount of the vested performance shares is included. All unvested performance shares vest on a change in control and are paid in cash at the target level. An executive whose employment terminates for “cause” or without our consent does not receive any unvested performance awards. For all other events, we have assumed payouts at 50% of the target unvested performance shares. Under the performance share program, an executive whose employment terminates as the result of disability or retirement receives a pro rata share of unvested performance share awards (based on actual Olin performance for the full performance period and the number of months worked in the performance cycle) payable in cash at the time it would otherwise be payable. In the event of an executive’s death before performance shares have vested, his estate receives a pro rata share of his target award in cash. The committee determines the amount, if any, of unvested performance awards to be paid and the form of payment (cash or stock or a combination) for an executive whose employment terminates for any other reason. Upon the executive’s death, all unvested options vest automatically and his or her estate or heirs could exercise those options within the term of the option.
(8) Amounts in this line represent a cash payout of all stock options and performance shares that were not vested at December 31, 2019. Under equity plans and severance plans (a) all performance share awards vest at target level and are paid upon a change in control (as defined for these awards), and (b) all restricted stock awards and options remain outstanding, and accelerate and vest upon a change in control only if the acquirer does not assume or replace those equity awards or there is a termination of employment without “cause” or a constructive termination within three years after the change in control. Constructive termination occurs when the executive terminates his or her employment (after appropriate notice and an opportunity to cure) because (i) the executive is required to relocate by more than fifty miles; (ii) the executive’s base salary is reduced or is not increased on a basis consistent with the salary system for executive officers in place before the change in control; (iii) the employer fails to maintain the

Proxy Statement Table of Contents
executive’s incentive compensation plans or health, welfare and retirement plans on substantially the terms in effect prior to the change in control; or (iv) the executive is assigned duties inconsistent with the executive’s position prior to the change in control, or (v) the employer takes actions that result in a diminution of the executive’s responsibilities or a substantial reduction in resources to carry out his duties.
(9) Unused vacation for the current year is paid to all salaried employees and is therefore not included in this table. Medical benefits are provided to all salaried employees hired prior to November 23, 2009, who are eligible for early retirement. Messrs. Fischer and McIntosh are currently eligible for full retirement, so no amount is reported for medical benefits for either of them. Under our severance policy, Messrs. Slater, Dawson and Varilek would be eligible for healthcare coverage while receiving severance payments in the event of a termination without “cause.” In the event of a change in control, Messrs. Slater, Dawson and Varilek would be eligible for healthcare coverage for 24 months at an estimated cost of $33,000.
(10) An executive may elect payment of benefits in any of the available payment forms under the defined benefit plans. Under the Supplemental Plan (applicable only to Mr. Slater) and the Qualified Plan, benefit payments are reduced on an actuarial basis, if the executive elects a form of payment other than a lifetime annuity. The Senior Plan (applicable only to Mr. Slater) provides a 50% joint and survivorship benefit without an actuarial reduction. In addition, pension benefits paid from the Senior Plan are increased by the amount of the actuarial reduction for a 50% joint and survivorship benefit under the Qualified Plan and the Supplemental Plan. The value of the 50% joint and survivorship benefit is reflected in the lump sum pension benefits in the table above with respect to the Senior Plan. The Qualified Plan and Supplemental Plan benefits above assume payment in the form of a joint and survivorship benefit. The executive may also elect to receive benefits from the Senior Plan and the Supplemental Plan in the form of a lump sum. Any amount payable upon termination of employment is paid six months after termination to comply with Code limitations. The value of these benefits is determined using a discount rate equal to the rate for a zero coupon Treasury strip, with a maturity that approximates the executive’s life expectancy, determined approximately at the time the lump sum is due to be paid based on the RP2014 Blue Collar Mortality Tables for Annuitants and Employees with the Social Security Administration—2014 Intermediate Cost Projections Mortality Improvement Scale (projected from 2007). Except with respect to a change in control, the benefits reported for the Senior Plan and Supplemental Plan are based on these assumptions and also include six months of payments in recognition of the deferral of the commencement of benefits required by Code Section 409A.
In the event of a change in control, each executive participating in the relevant plan receives a cash payment in an amount equal to the cost to purchase an annuity that pays benefits to the executive in an amount such that the annuity payments (together with the monthly payment to the executive from the Qualified Plan) provide the executive with the monthly after-tax benefit he or she would have received under the plans. The amounts in the table represent this lump sum cash payment.
The benefit amounts reported in each of the columns above assume a 50% joint and survivorship benefit and use the discount rate applicable for the situation described and the RP2014 Blue Collar Mortality Tables for Annuitants and Employees with the Social Security Administration—2014 Intermediate Cost Projections Mortality Improvement Scale (projected from 2007). If the participating executive instead elects annual payments for his or her lifetime, he or she would receive an annual amount from each of the defined benefit pension plans as follows:

Proxy Statement Table of Contents
Annual Payments Assuming Election for Life of Executive

	Quit/Early Retirement*(2)	Normal Retirement	Termination Without Cause (3)	Termination for Cause (4)	Change in Control (5)

John E. Fischer
Qualified Plan	$69,429	$69,429	$69,429	$69,429	$69,429

Todd A. Slater
Qualified Plan	$14,680	$14,680	$11,105	$14,680	$11,105
Supplemental Plan	$2,947	$0	$2,947	$2,947	$2,947
Senior Plan	$0	$0	$0	$0	$0

Pat D. Dawson
Qualified Plan	$163,163	$195,053	$163,163	$163,163	$163,163

John L. McIntosh
Qualified Plan	$90,984	$90,984	$90,984	$90,984	$90,984

James A. Varilek
Qualified Plan	$140,797	$183,909	$140,797	$140,797	$140,797
____________________
*Messrs. Fischer and McIntosh are currently eligible for normal retirement (age 62) at this time, so the amount in this column represents the amount they each would have received had they retired on December 31, 2019.

Payments Upon Death or Disability
Upon the death of a former executive, unless the executive elects to receive the cash value of his or her life insurance at retirement, his or her estate receives life insurance benefits provided the former executive was at least age 55 when employment terminated. Messrs. Dawson and Varilek do not participate in this program, but the other NEOs have attained the age of 55, except Mr. Slater. The amount of life insurance is based on the executive’s age and base salary at the time of termination of employment. Set forth below are the cash value amounts of this life insurance coverage for each of the NEOs as of December 31, 2019:

NEO	Amount
John E. Fischer	$575,000
Todd A. Slater	$30,000
Pat D. Dawson	—
John L. McIntosh	$300,000
James A. Varilek	—
If the employment of an NEO terminates in connection with a disability, he would receive disability benefits equal to 60% of base salary until the executive is no longer disabled or elects to take early retirement or reaches the age of 65 (except in the case of an employee who is over age 61 at the time the disability occurs). If the disability occurs after age 61, the maximum benefit duration extends from 12-60 months depending on the executive’s age. All NEOs have elected the 60% level of coverage.

Executive Severance Plans
Executive Severance Plans. We have two Executive Severance Plans, both of which cover any officer of Olin who is subject to the reporting rules under Section 16 of the Exchange Act, including all our NEOs. The Olin Corporation Severance Plan for Section 16(b) Officers (Severance Plan) and the Olin Corporation Change in Control Severance Plan for Section 16(b) Officers (CIC Severance Plan) were adopted on December 12, 2018, in each case effective January 27, 2019. We refer to the Severance Plan and CIC Severance Plan as the Executive Severance Plans.

Proxy Statement Table of Contents
The Severance Plan provides payments and benefits to the NEOs and other covered executives in the event of certain qualifying terminations of their employment (other than in connection with a change in control of Olin) and the CIC Severance Plan provides payments and benefits to the covered executives in the event of certain qualifying terminations of their employment following a change in control of Olin. In adopting the Executive Severance Plans, it was our intention to provide security to our senior executives in the event of a loss of employment generally consistent with the arrangements provided by our peer companies.
Under the Severance Plan, if the executive’s employment is terminated by Olin without “cause” (other than in connection with a change in control of Olin), the executive will receive, in lieu of severance benefits under any other Olin severance plans or programs:
(1) an amount equal to the sum of (i) the executive’s annual base salary and (ii) the executive’s target annual cash incentive opportunity for the year of termination, payable in twelve equal monthly installments;
(2) if the termination occurs in the last three quarters of the year, a pro-rated annual cash incentive payment for the year of termination based on Olin’s actual performance and payable at such time such incentive payments are payable to other employees of Olin;
(3) the continuation of medical, dental and life insurance benefits for the executive and his or her dependents for a period of twelve months at active employee rates under the applicable Olin plans or programs; and
(4) outplacement services for a period of up to twelve months.
Payments and benefits under the CIC Severance Plan are “double trigger”, which means they are paid only if (i) there is a change in control of Olin and (ii) the executive’s employment is terminated by Olin without “cause” or the executive resigns for “good reason,” in either case, upon or within two years following the change in control. If this occurs, the executive will receive, in lieu of severance benefits under any other Olin severance plans or programs:
(1) an amount equal to two times (or three times in the case of Mr. Fischer) the sum of (i) the executive’s annual base salary and (ii) the executive’s target annual cash incentive opportunity for the year of termination, payable in a lump sum;
(2) if the termination occurs in the last three quarters of the year, a pro-rated annual cash incentive payment for the year of termination based on the executive’s target annual cash incentive opportunity for the year of termination, payable in a lump sum;
(3) the continuation of medical, dental and life insurance benefits for the executive and his or her dependents for a period of twenty-four months (or thirty-six months in the case of Mr. Fischer) at active employee rates under the applicable Olin plans or programs; and
(4) outplacement services for a period of up to twelve months.
Such severance payments and benefits under the Executive Severance Plans are not available if the executive’s employment is terminated for “cause” by Olin, or terminates due to death or “disability”. Except as provided under the CIC Severance Plan for resignations due to “good reason,” an executive is not eligible for severance payments and benefits due to voluntary termination of employment by the executive.
The provisions of our equity plans similarly require a “double trigger” (change in control and termination without “cause” or for “good reason” within two years of the change in control) for early vesting of all equity awards, other than performance shares and awards the acquirer fails to assume or replace. Performance shares vest automatically upon a change in control with or without a termination of employment, and are paid at target levels. If the other equity awards (options and restricted stock awards) are not assumed by the acquirer or replaced with equivalent benefits, these equity awards also vest upon the change in control, with or without termination of employment.
The Executive Severance Plans contain an extensive definition of “change in control”, but generally a change in control occurs if:
(1) a person or entity acquires beneficial ownership (as defined in the Exchange Act) of 20% or more of our common stock unless (a) the acquiring party is Olin, our subsidiaries or our benefit plans, an underwriter holding the shares temporarily for an offering, or a group that includes the executive who is a participant in the CIC severance plan or an entity that such executive controls, (b) the percentage increase occurs solely

Proxy Statement Table of Contents
because the total number of shares outstanding is reduced by Olin repurchasing its stock or (c) the acquisition is directly from Olin;
(2) a majority of our board members change (other than new members elected or nominated by at least 2/3 of the then-current board, unless such new member became a director pursuant to an actual or threatened proxy contest or similar dispute);
(3) we (or any of our subsidiaries) sell all or substantially all assets, or merge or engage in a similar transaction, unless, immediately following such transaction, (a) our shareholders own a majority of the voting interest of Olin or its successor (in approximately the same ratios as before the transaction) and (b) neither of the events described in items (1) or (2) above has occurred for Olin or its successor; provided that a transaction that would otherwise constitute a change in control under this item (3) will not be considered a change in control if: (i) at least a majority of our board members immediately before the transaction remain as board members after the transaction, (ii) at least 75% of our executive officers immediately before the transaction remain as executive officers after the transaction, and our board members at the time of approval of the transaction determine in good faith that such executive officers are expected to remain as executive officers for a significant period after the transaction, and (iii) 2/3 of such board members determine that the transaction shall not be deemed to be a change in control; or
(4) our shareholders approve a plan of complete liquidation or dissolution of Olin.
All payments and other benefits under the Executive Severance Plans are subject to the executive’s execution and non-revocation of, and continued compliance with, a separation release agreement. The separation release agreement includes a general release of all claims against Olin and the executive’s compliance with restrictive covenants provided under the Executive Severance Plans, including ongoing non-disparagement requirements with respect to Olin and certain non-competition and non-solicitation covenants during the executive’s severance period. The executive, regardless of the circumstances of the executive’s termination of employment, would also be prohibited from disclosing our trade secrets and other confidential information.
If payments and benefits under the CIC Severance Plan to an executive would constitute an “excess parachute payment” under Code Section 280G and subject the executive to golden parachute excise taxes under Code Section 4999, the CIC Severance Plan utilizes a “best net after-tax” payment approach which reduces the executive’s payments and benefits to an amount that results in the greatest after-tax benefit for the executive, taking into account any such excise tax and any applicable federal, state and local taxes. The Executive Severance Plans and our equity plans do not provide for any excise tax gross-up benefit to any executive.

Treatment of Equity Awards Under Plans
Retirement. When an employee retires:
•vested stock options may be exercised for the remaining option term;
•vested but unpaid performance shares will be paid as specified in the performance share program; and
•the retired employee receives a pro rata payout in cash of any unvested performance share award at such time it would otherwise be paid.
The committee has discretion to waive vesting periods for restricted stock and restricted stock units.
Change in Control. As noted above, our various equity plans provide that options and restricted stock awards vest upon a change in control (as defined in the Executive Severance Plans) only if there is also a termination of employment or constructive termination, or the acquiring company fails to assume these awards or substitute equivalent awards. Outstanding performance shares vest and are paid upon a change in control. The plans do not include excise tax gross-up provisions.

Pension Plans
Qualified Plan. The Qualified Plan provides that if, within three years after a change in control (as defined in the Qualified Plan), any corporate action is taken or filing made in contemplation of events such as a plan termination or merger or other transfer of assets or liabilities of the plan, and such event later takes place, plan benefits automatically

Proxy Statement Table of Contents
increase to absorb any surplus plan assets. Under the Qualified Plan, a change in control occurs if:
•a person or entity acquires control of 20% or more of our common stock;
•a majority of our board members change in a two-year period (other than new members nominated by at least 2/3 of the then-current board);
•all or substantially all of our business is sold through a merger or other transaction unless Olin is the surviving corporation or our shareholders own a majority of the voting interest of the new company; or
•our shareholders approve a sale of all or substantially all of our assets or the dissolution of Olin.
Supplemental Plan and Senior Plan. In the event of a change in control (defined in a manner compliant with Code Section 409A), we must pay a cash amount sufficient to purchase an annuity that provides the monthly after tax benefit the employee would have received under the Supplemental Plan and the Senior Plan. Those payments would be based on benefits accrued as of the change in control. Benefits were frozen at the end of 2007, although continued employment counts toward years of service for vesting and early retirement eligibility. As described above, as a result of the Acquisition, payments of amounts accrued through October 5, 2015, were made under these two plans in 2015.
PAY RATIO DISCLOSURE
As required by applicable law and SEC regulation, we calculated a reasonable estimate of the ratio of the annual total compensation of John E. Fischer, our CEO, compared to that of our median employee in 2019.

Based on the information described below, for 2019, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 66.77 to 1.
We used the same median employee for the pay ratio in 2017, 2018 and 2019. There was no significant change in our employee population or in the median employee’s compensation arrangement or other material change during those years that would significantly affect our pay ratio calculation. We identified our median employee for the 2017 pay ratio analysis using the methodology and the material assumptions, adjustments, and estimates described below.
Employee Population and Compensation. As of December 31, 2017, our global employee population consisted of 6,526 individuals working at Olin and its consolidated subsidiaries. This includes 5,536 U.S. employees. At the end of 2019, our global employee population consisted of 6,615 individuals, including 5,341 U.S. employees.
Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees.
•Base salary and overtime pay—the fixed portion of compensation, paid without regard to financial or operational performance.
•Annual cash bonus/variable compensation plans—in which approximately 70% of our full-time employees globally participate.
•Other benefit programs, such as health insurance and retirement plan contributions, depending on the practices and laws of the country of employment, and for certain employees, equity awards.
Adjustment and Assumptions. In determining the median employee in 2017, we applied the allowed “de minimis” exception to exclude 325 employees in the following countries: China (130); Italy (48); South Korea (36); Switzerland (33); Netherlands (23); Japan (11); United Arab Emirates (8); Hong Kong (6); Taiwan (5); Russia (4); Singapore (3); Thailand (4); India (2); Denmark (1); Poland (1); Turkey (1); South Africa (1); United Kingdom (1); and Mexico (1). If we excluded any employees from a country using this de minimis exception, all employees from that country were excluded.
We selected gross earnings (unreduced by any pre-tax medical or other benefits in the U.S.) as the appropriate measure of compensation and applied the same measure for employees in non-U.S. countries. This approach allowed us to include all elements of compensation while simplifying the process of gathering the relevant information. It also allowed us to reasonably compare compensation for North American employees and that of employees in multiple international locations. We obtained the information for our non-North American-based employees from information maintained by a third party payroll processing provider in each country.

Proxy Statement Table of Contents
We considered gross earnings for all of our employees (other than those non-U.S. employees excluded under the “de minimis” exemption described above), during the 12-month period ended December 31, 2019—our fiscal year. We did not make cost-of-living adjustments and did not annualize compensation of employees hired during 2019.
In calculating employee compensation of non-U.S. employees, we averaged the month-end exchange rates for each month in 2019 and applied this average exchange rate to the relevant foreign currencies to convert compensation to U.S. dollars.
Median Employee. Using the methodology described, we determined that the “median employee” for the 12-month period ended December 31, 2017, was a full-time, salaried non-exempt lab technician in our Chlor Alkali Products and Vinyls division, working in the U.S. As noted above, we used 2017 gross earnings to identify this employee as our median employee, which include the bonus for 2016 performance paid in 2017.
As noted above, we are using the same median employee for the 2019 pay ratio calculation.
For the 12-month period ended December 31, 2019, the median employee had gross earnings (wages, overtime pay and variable compensation) of approximately $93,907. We determined the annual total compensation of this “median employee” by calculating the elements of 2019 compensation in accordance with the requirements that apply to the Summary Compensation Table for our NEOs on page 43. This resulted in annual total compensation of $107,139.
For the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our Summary Compensation Table on page 43.
DIRECTOR COMPENSATION
In 2019, our compensation package for non-employee directors consisted of:
•an annual retainer of $80,000, of which at least $40,000 must be taken in shares of common stock (for 2020, $120,000 of which at least $40,000 must be taken in shares of common stock, reflecting the elimination of meeting fees and the reallocation of those amounts to the annual retainer);
•phantom stock units with an aggregate fair market value equal to $115,000 at the measurement date, rounded to the nearest 100 shares which are credited to a deferred account and not paid out until the director leaves the board (or an earlier change in control);
•a fee of $2,500 per board meeting and committee meeting attended, or $1,250 for in-person board or committee meeting attended telephonically (all of which are eliminated in 2020);
•a $30,000 annual fee for the Lead Director and an additional $2,500 for each meeting he attends with management to prepare for board/committee meetings (with the meeting fees eliminated for 2020);
•a $10,000 annual fee for the chair of each of the compensation and directors and corporate governance committees, and a $15,000 annual fee for the audit committee chair (for 2020, a $15,000 annual fee for the chair of the directors and corporate governance committee, a $20,000 annual fee for the chair of the compensation committee, and a $25,000 annual fee for the chair of the audit committee);
•reimbursement for expenses incurred in the performance of their duties as directors;
•participation in a charitable gift program, where we make a 50% matching contribution (up to $5,000 per year) for the director’s gifts to charities that meet the requirements of Code Section 501(c)(3); and
•director liability insurance, personal excess liability coverage of $5 million per director, and coverage under our business travel accident insurance policy while on Olin business.
Fair market value for determining the number of shares included in all phantom stock and common stock awards described above is equal to the average of the high and low sale prices of our common stock on March 1 of the applicable year or the first day in March on which the NYSE is open for trading.

Proxy Statement Table of Contents
Each of Olin’s non-employee directors participates in the Directors Plan, under which the stock and phantom stock amounts are paid. In addition to the phantom stock which must be deferred, a director may elect to defer other payments (cash and/or shares of our common stock). Amounts deferred in respect of common stock are credited as phantom shares of our common stock.
The following table shows all cash and stock retainers, meeting fees and other compensation we paid to each of our non-employee directors during 2019. Each of the directors listed below, except for Mses. Alderman, Babcock and Streeter and Mr. Bogus, served for the entire year.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (1) ($) (c)	Option Awards ($) (d)	Non-equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compen- sation (2) ($) (g)	Total ($) (h)
Heidi S. Alderman	$44,167	$73,759	N/A	N/A	N/A	$0	$117,926

Beverley A. Babcock	$55,834	$92,794	N/A	N/A	N/A	$5,793	$154,421

Gray G. Benoist	$90,000	$154,813	N/A	N/A	N/A	$15,354	$260,167

Donald W. Bogus	$0	$217,341	N/A	N/A	N/A	$6,404	$223,745

C. Robert Bunch	$100,000	$154,813	N/A	N/A	N/A	$17,999	$272,812

Randall W. Larrimore	$86,250	$183,606	N/A	N/A	N/A	$21,031	$290,887

John M. B. O’Connor	$87,500	$154,813	N/A	N/A	N/A	$14,460	$256,773

Earl L. Shipp	$75,000	$154,813	N/A	N/A	N/A	$14,750	$244,563

Vincent J. Smith	$90,000	$154,813	N/A	N/A	N/A	$14,460	$259,273

Stephanie A. Streeter	$0	$0	N/A	N/A	N/A	$0	$0

Scott M. Sutton	$85,000	$154,813	N/A	N/A	N/A	$5,898	$245,711

William H. Weideman	$147,500	$154,813	N/A	N/A	N/A	$20,500	$322,813

Carol A. Williams	$83,750	$154,813	N/A	N/A	N/A	$18,251	$256,814
____________________
(1)This column represents the grant date fair value of 2019 stock awards to directors calculated in accordance with ASC Topic 718. These stock awards are deferred as stock units. A director can elect to defer additional portions of his or her compensation in stock units as well. The following table lists the phantom stock units held by each director in his or her deferred stock account at December 31, 2019 (payable upon the director’s retirement from our board, or a later date selected by the director, in cash or stock at the director’s election, or upon an earlier change in control), except for Ms. Streeter who resigned on January 8, 2019 and Mr. Bogus who retired on April 25, 2019.

Proxy Statement Table of Contents

Name	Total Deferred Stock Account Balance (in Shares)*
Heidi S. Alderman	4,046
Beverley A. Babcock	5,107
Gray G. Benoist	20,844
Donald W. Bogus	0
C. Robert Bunch	20,499
Randall W. Larrimore	21,781
John M. B. O’Connor	19,200
Earl L. Shipp	16,862
Vincent J. Smith	19,200
Stephanie A. Streeter	0
Scott M. Sutton	8,890
William H. Weideman	20,500
Carol A. Williams	24,135

____________________
*Total includes stock awards of the type listed in column (c) above, additional amounts a director elects to defer in stock units and dividend equivalents on stock units held in the deferred stock account.
(2)Consists of (i) the fair value of “dividend equivalents” paid to directors in 2019 on all Olin deferred stock units amounts, determined under ASC Topic 718, and (ii) amounts we contributed in 2019 to charities on behalf of directors under our matching charitable gifts program available to all employees and directors, as follows:

Name	Dividend Equivalents Paid on Deferred Stock Units*	Charitable Gift Matching Contributions
Heidi S. Alderman	$0	$0
Beverley A. Babcock	$2,043	$3,750
Gray G. Benoist	$15,354	$0
Donald W. Bogus	$6,404	$0
C. Robert Bunch	$15,499	$2,500
Randall W. Larrimore	$16,031	$5,000
John M. B. O’Connor	$14,460	$0
Earl L. Shipp	$12,250	$2,500
Vincent J. Smith	$14,460	$0
Stephanie A. Streeter	$0	$0
Scott M. Sutton	$5,898	$0
William H. Weideman	$15,500	$5,000
Carol A. Williams	$18,251	$0
____________________
* Differences in the amounts shown above among directors for dividend equivalents reflect the number of shares held as deferred stock units. Messrs. Benoist and Shipp elected to receive their dividend equivalents in the form of additional deferred stock units, while the other directors elected to receive the dividend equivalent payments in cash (current or deferred). Does not include perquisites and other personal benefits which did not exceed, in the aggregate, $10,000 for any director.
The board of directors determines the total amounts of the annual retainer, meeting, lead director and board/committee chair fees, based on recommendations from the committee and input from Exequity. All stock-based

Proxy Statement Table of Contents
compensation for our directors is governed by the Directors Plan. The annual stock grant, retainer stock grant and cash retainer are paid for the 12-month period running from May 1 to April 30, with payments made on March 1 or the first day in March on which the NYSE is open for trading.
Under the Directors Plan, directors may choose to receive common stock instead of cash for any portion of their compensation. Directors may also elect to defer payments (cash or stock). We credit their deferred accounts with quarterly interest (on the cash portion) and with dividend equivalents (on the phantom stock portion). Phantom stock units are paid out in shares of our common stock or, at the director’s election, in cash. We also pay the balance of any deferred account to the director if there is a change in control—generally if:
•a person or group acquires 40% or more of our assets, 30% or more of our stock, or a majority of the market value or voting power of our stock, or
•a majority of our board members are not endorsed by the directors in office at the time of election.
We have stock ownership guidelines for our non-employee directors where each such director is expected to own shares of our common stock with a market value of at least five times the amount of the annual retainer, within five years after the director joins our board. Each non-employee director met these guidelines and is in compliance with these guidelines as of the date of this Proxy Statement.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, recommends that it be included in Olin’s 2019 annual report on Form 10-K and Proxy Statement for the 2020 annual meeting of shareholders.

C. Robert Bunch, Chairman Heidi S. Alderman Randall W. Larrimore Vincent J. Smith William H. Weideman Carol A. Williams
February 18, 2020

ITEM 2—PROPOSAL TO CONDUCT AN ADVISORY VOTE TO
APPROVE THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS
Following the advisory vote on the frequency of a shareholder vote on executive compensation at last year’s annual meeting of shareholders, our board of directors decided to continue with the annual advisory vote by shareholders to approve the compensation for NEOs.
You are being asked to cast an advisory vote on approval of the compensation of our NEOs at the annual meeting. This proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Exchange Act. The proposal gives you the opportunity, on an advisory vote basis, to approve or not approve the compensation of the NEOs through the following resolution:
“RESOLVED, that the compensation paid to the Olin named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.”
Because your vote is advisory, it will not be binding on the board and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs. Our compensation committee does intend to take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval
Approval of this proposal requires that more votes be cast FOR this proposal than are cast AGAINST this proposal. Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast on this proposal and will not have any effect on the result of the vote.

Proxy Statement Table of Contents
The board of directors recommends a vote FOR approval of this resolution.
ITEM 3—PROPOSAL TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG was our independent registered public accounting firm for 2019 and 2018. A summary of the KPMG fees by year follows:

	Fees ($ in thousands)
	2019		2018
Nature of Service	$	%	$	%
Audit Fees (1)	$5,225	100%	$5,050	100%
Audit Related Fees	—	—	—	—
Tax Fees
Tax Compliance	—	—	—	—
Tax Consultation and Planning	—	—	—	—
All Other Fees	—	—	—	—
	$5,225	100%	$5,050	100%
____________________
(1)Includes costs associated with the annual audit, including quarterly financial reviews, services required under Section 404 of the Sarbanes-Oxley Act, statutory audits, comfort letters, attest services, consents and assistance with and review of filings with the SEC, including registration statements filed in both 2018 and 2019.
Our audit committee has a policy that all audit services by any independent registered public accounting firm and all non-audit services performed by our independent registered public accounting firm are subject to pre-approval by the audit committee at each scheduled meeting. The policy includes specific procedures for approval of such services. Excerpts from this policy follow:
Olin’s audit committee is solely responsible for pre-approving all audit services by any independent registered public accounting firm and all non-audit services performed by Olin’s independent registered public accounting firm. The process for such approval is as follows:
•The annual budget for all such services will be submitted to the committee for approval in the first quarter of each year. The budget submission will include details of actual expenditures for each audit and non-audit service for the prior year versus the prior year budget and estimated spending for services in the current year. The budget will also provide for certain specific services that will be pre-approved within a limited dollar range per service. These pre-approved services are also subject to an annual spending cap.
•At each subsequent audit committee meeting, the budget will be updated for changes in estimated spending involving previously approved services. The budget will also be updated to include any new services identified by operations management that need to be submitted for approval.
•Any services not detailed in the budget or on the list of specific pre-approved services must be approved by the committee. In the event that approval is needed for a service in advance of a regularly scheduled audit committee meeting, the Chair of the committee is authorized to approve the service and report such approval to the other committee members at the next regularly scheduled committee meeting.
In 2019, the audit committee pre-approved all audit and audit-related services.
Who has the audit committee selected as Olin’s independent registered public accounting firm for 2020?
Olin’s audit committee is solely responsible for hiring and compensating Olin’s independent registered public accounting firm. After considering KPMG’s 2019 performance and the fees proposed for their preliminary audit plan for 2020, the committee has selected KPMG as our independent registered public accounting firm for 2020.

Proxy Statement Table of Contents
Is a shareholder vote required to approve Olin’s independent registered public accounting firm?
Neither Virginia law nor Olin’s Bylaws require Olin to submit this matter to the shareholders at the annual meeting. However, the board and audit committee chose to submit it to the shareholders to ascertain their views.
Will I have an opportunity to hear from KPMG and ask them questions?
We expect representatives of KPMG to be present at the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Vote Required for Ratification
To ratify the appointment of KPMG as Olin’s independent registered public accounting firm for 2020 the votes cast FOR this proposal must exceed the votes cast AGAINST this proposal. Abstentions and shares held in street name that are not voted on this proposal will not be included in determining the number of votes cast on this proposal and will not have any effect on the result of the vote.
If the shareholders’ ratification vote does not support the audit committee’s decision to appoint KPMG as Olin’s independent registered public accounting firm for 2020, the audit committee will take the vote into consideration in making next year’s selection.
The board of directors recommends a vote FOR ratification of the appointment of KPMG as our independent registered public accounting firm for 2020.

ITEM 4—APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY
THE BOARD OF DIRECTORS
Olin’s current Amended and Restated Articles of Incorporation (Current Articles) divide the board of directors into three classes. Each class is elected for a three-year term, with the terms staggered so that approximately one-third of the directors stands for election each year.
The board of directors recommends amendments to the Current Articles (collectively, the Declassification Amendment) that would declassify the board and require each director nominee to be elected annually for a one-year term. Under the proposed amendments, the annual election of all directors would commence at the 2021 annual meeting. Declassification would therefore result in the shortening of the existing terms of each of the directors whose terms extend beyond the 2021 annual meeting.
Many public companies have had classified boards, intended to provide continuity among directors and encourage the independence and long-term focus of directors, reasoning that directors serving longer terms are less subject to outside influence. However, classified board structures have come to be viewed as a negative governance practice due to the perception that directors elected to staggered multi-year terms are less accountable to shareholders. Director elections are the primary means for shareholders to express their views on the performance of individual directors, and a classified board structure affords shareholders this opportunity only once every three years for each director. A declassified board of directors has become a corporate governance “best practice”.
The board of directors considered the advantages and disadvantages of the current classified structure and determined that the Declassification Amendment is in the best interests of Olin and its shareholders.
If approved by shareholders, the Declassification Amendment would become effective upon the Company receiving a Certificate of Amendment from the State Corporation Commission of the Commonwealth of Virginia. Conforming amendments would also be made to Olin’s Bylaws, conditioned on the effectiveness of the Articles of Amendment. Shareholder approval is not required to make these amendments to Olin’s Bylaws and the board has already approved the amendments to Olin’s Bylaws, contingent on the receipt by the Company of a Certificate of Amendment from the State Corporation Commission of the Commonwealth of Virginia. In order to facilitate the transition from staggered three-year terms to non-staggered one-year terms, each director whose term extends beyond the 2021 annual meeting has agreed to tender his or her resignation effective immediately prior to election of directors at the 2021 annual meeting, conditioned upon Olin’s shareholders approving the Declassification Amendment and Olin receiving a Certificate of Amendment from the State Corporation Commission of the Commonwealth of Virginia.

Proxy Statement Table of Contents
If the Declassification Amendment does not receive the required number of votes in favor, neither the Current Articles nor Olin’s Bylaws will be amended and the board of directors will remain classified. In such event, as described under “Item 1—Proposal for the Election of Directors”, Ms. Beverley A. Babcock, Mr. Gray G. Benoist, Mr. Scott D. Ferguson and Mr. John E. Fischer will serve as Class II directors with terms expiring in 2023 if elected, Ms. Heidi S. Alderman will serve as a Class III director with a term expiring in 2021 if elected, Mr. W. Barnes Hauptfuhrer will serve as a Class I director with a term expiring in 2022 if elected and the other directors will continue to serve for their current terms and until his or her successor is elected or until his or her earlier death, resignation or removal.
The foregoing discussion does not purport to be complete or cover all aspects in which Olin’s governance would differ from the governance provisions currently in effect. For complete information, you should read the full text of the proposed Amended and Restated Articles of Incorporation included as Appendix A to this Proxy Statement, which has been marked to show changes from the text of the Current Articles.

Vote Required for Approval

Approval of this proposal requires the approval of a majority of the votes entitled to be cast on the proposal. Abstentions and broker non-votes, if any, will have the same effect as votes AGAINST the proposal.
For the reasons described above, the board of directors recommends a vote FOR the Declassification Amendment.

Proxy Statement Table of Contents
Appendix A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF OLIN CORPORATION

(As amended effective ~~October 1, 2015~~ [ ] 2020)

FIRST: The name of the Corporation shall be Olin Corporation.
SECOND: The principal office of the Corporation in the Commonwealth of Virginia shall be at Abingdon, Virginia 24210.
THIRD: The purposes for which the Corporation is formed are as follows: If, when and to the extent lawful for a corporation organized under the laws of the Commonwealth of Virginia (provided that none of the following powers and purposes shall be construed so as to constitute the Corporation a railroad company, a telegraph company, a telephone company, a canal company, a turnpike company, or other company designated by law as a public service corporation or which shall need to possess the right of eminent domain for the purpose of taking and condemning lands within the Commonwealth of Virginia within the meaning of the statutes thereof):
(1)to produce, manufacture, process, refine, treat, extract, store, purchase or otherwise acquire, sell, deal in, transport, distribute, market, handle and otherwise turn to account or dispose of, either in their natural form or any altered, converted or manufactured form, chemicals and chemical compositions of any state, form, nature, mixture or description, including, without limiting the generality of the foregoing, salt, soda ash, caustic soda, chlorine, ammonia, bicarbonate of soda, sulphuric acid, superphosphate, mixed fertilizer, ammonium phosphate, ammonium sulphate, phosphoric acid, sulphur, ethylene glycol, ethylene oxide, polyethylene and other organic chemicals, and all mixtures, derivatives, products or by-products of such chemicals;
(2)to produce, manufacture, process, refine, treat, store, purchase or otherwise acquire, sell, deal in, transport, distribute, market, handle and otherwise turn to account or dispose of ammunition, firearms, explosives, munitions and stores of war, and components thereof;
(3)to produce, manufacture, process, refine, treat, extract, store, purchase or otherwise acquire, sell, deal in, transport, distribute, market, handle and otherwise turn to account or dispose of, either in their natural form or in any altered, converted or manufactured form, drugs of every kind and description and the constituent parts and elements thereof including, without limiting the generality of the foregoing, all kinds of antibiotic, pharmaceutical, medicinal-chemical, biological, veterinary, dental, hygienic, medicinal-dietetic, household medicinal and toilet substances, products, processes, compounds and compositions, and apparatus and medicinal, hospital and druggists; supplies of every kind and description;
(4)to produce, manufacture, process, refine, treat, extract, store, purchase or otherwise acquire, sell, deal in, transport, distribute, market, handle and otherwise turn to account or dispose of, either in their natural form or in any altered, converted or manufactured form, oil, gas and other hydrocarbons, and compositions thereof, of any state, form, nature, mixture or description, including, without limiting the generality of the foregoing, methane, ethane, propane, butane, gasoline and kerosene, and all mixtures, derivatives, products or by-products or such hydrocarbons;
(5)to produce, manufacture, process, refine, treat, extract, store, purchase or otherwise acquire, sell, deal in, transport, distribute, market, handle and otherwise turn to account or dispose of iron, steel, copper, brass, nickel, silver, aluminum and other metals and metal products, plastics and plastic products, wood and wooden products, and paper and paper products;
(6)to acquire by lease, purchase, contract, concession or otherwise, and to own, explore, exploit, develop, improve, operate, lease, enjoy, control, manage or otherwise turn to account, and to mortgage, grant, sell, exchange, convey or otherwise dispose of, any and all kinds of real estate, lands, options, concessions, grants, land patents, timber lands, oil rights, gas rights, and any other mineral rights, oil royalties, gas royalties, and any other mineral royalties, and any other franchises, claims, rights, privileges, easements, tenements, estates, hereditaments and interests in properties, real or personal, tangible or intangible, of every description and nature whatsoever, useful in the conduct of the business of the Corporation;
(7)to construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of, or turn to account, any and all factories, plants, refineries, laboratories, oil wells, gas wells, mines, lumberyards, sawmills, installations, equipment, machinery, storage tanks, tank cards, tank wagons, locomotives, railroad cars, tractors, trucks, cars, airplanes,

Proxy Statement Table of Contents
boats, barges, and other vehicles and vessels, pipe lines, pumps, pumping stations, filling stations, railways, roadways, canals, water courses, wharves, piers, docks, basins, and other structures, machines and apparatus of every kind and description, and any and all rights and privileges therein, useful in the conduct of the business of the Corporation;
(8)to apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:
(a) inventions, devices, formulae, processes and any improvements and modifications thereof, and
(b) letters patent, patent rights, patented processes, copyrights, designs and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;
(9)to conduct and carry on any experimental and research work;
(10)to manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever;
(11)to acquire by purchase, exchange, lease or otherwise and to own, hold, use, develop, operate, sell, assign, lease, transfer, convey, exchange, mortgage, pledge or otherwise dispose of or deal in and with, real and personal property of every class or description and rights and privileges therein wheresoever situate;
(12)to subscribe to, purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof;
(13)to make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision thereof;
(14)to acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the Commonwealth of Virginia; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired;
(15)to lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine;
(16)to guarantee or become surety in respect to the payment of principal, interest or dividends upon, and the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any person, firm, association, corporation, government or subdivision thereof, or of any other combination, organization or entity whatsoever;
(17)to borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the Commonwealth of Virginia and by these Articles of Incorporation, as the Board of Directors of the Corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired;

Proxy Statement Table of Contents
(18)to purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly;
(19)to organize or cause to be organized under the laws of the Commonwealth of Virginia, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which the Corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated;
(20)to conduct its business in any and all of its branches and maintain offices both within and without the Commonwealth of Virginia, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries;
(21)to such extent as a corporation organized under the laws of the Commonwealth of Virginia may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with, or in partnership with, other persons, firms, associations, corporations and other legal entities, whether organized under the laws of the Commonwealth of Virginia or otherwise, governments or subdivisions thereof, or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under the laws of the Commonwealth of Virginia or under any act amendatory thereof, supplemental thereto or substituted therefor.
The foregoing clauses shall be construed both as objects and powers, and each as an independent right and power, and it is hereby expressly provided that the enumeration herein of specific objects and powers shall not be held to limit or restrict in any manner the general powers of this Corporation, and all the powers and purposes hereinbefore enumerated shall be exercised, carried out and enjoyed by this Corporation within the Commonwealth of Virginia and outside of the Commonwealth of Virginia to such extent and in such manner as a corporation of this character organized under the laws of the Commonwealth of Virginia may properly and legally exercise, carry out and enjoy, but nothing herein contained shall be deemed to authorize or permit this Corporation to carry on any business or exercise any power or do any act which a corporation of this character, formed under the laws of the Commonwealth of Virginia, may not at the time lawfully carry on or do.
FOURTH: The aggregate number of shares that the Corporation shall have authority to issue shall be 10,000,000 shares of Preferred Stock, par value $1 per share (hereinafter called Preferred Stock), and 240,000,000 shares of Common Stock, par value $1 per share (hereinafter called Common Stock).
The following is a description of each of said different classes of stock, and a statement of the preferences, limitations, voting rights and relative rights in respect of the shares of each such class:
(1) The Board of Directors shall have authority, by resolution or resolutions, at any time and from time to time to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series, and, without limiting the generality of the foregoing, to fix and determine the designation of each such series, the number of shares which shall constitute such series and the following relative rights and preferences of the shares of each series so established:
(a) The annual dividend rate payable on shares of such series, the time of payment thereof, whether such dividends shall be cumulative or non- cumulative, and the date or dates from which any cumulative dividends shall commence to accrue;
(b) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;
(c) the amounts payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;
(d) the sinking fund provisions, if any, for the redemption or purchase of shares of such series;

Proxy Statement Table of Contents
(e) the extent of the voting powers, if any, of the shares of such series;
(f) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation of any other class or classes or into shares of any other series of the same or any other class or classes;
(g) whether, and if so the extent to which, shares of such series may participate with the Common Stock in any dividends in excess of the preferential dividend fixed for shares of such series or in any distribution of the assets of the Corporation, upon a liquidation, dissolution or winding-up thereof, in excess of the preferential amount fixed for shares of such series; and
(h) any other preferences and relative, optional or other special rights, and qualifications, limitations or restrictions of such preferences or rights, of shares of such series not fixed and determined by law or in this Article FOURTH.
(2) Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series. Different series of Preferred Stock shall not be considered to constitute different classes of shares for the purpose of voting by classes except as otherwise fixed by the Board of Directors with respect to any series at the time of the creation thereof.
(3) So long as any shares of Preferred Stock are outstanding, the Corporation shall not declare and pay or set apart for payment any dividends (other than dividends payable in Common Stock or other stock of the Corporation ranking junior to the Preferred Stock as to dividends) or make any other distribution on such junior stock, if at the time of making such declaration, payment or distribution the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire, shares of Preferred Stock.
(4) Shares of any series of Preferred Stock which have been redeemed or otherwise reacquired by the Corporation (whether through the operation of a sinking fund, upon conversion or otherwise) shall, upon cancellation in accordance with law, have the status of authorized and unissued shares of Preferred Stock and may be redesignated and reissued as a part of such series or of any other series of Preferred Stock. Shares of Common Stock which have been reacquired by the Corporation shall, upon cancellation in accordance with law, have the status of authorized and unissued shares of Common Stock and may be reissued.
(5) Subject to the provisions of any applicable law or of the By-laws of the Corporation as from time to time amended with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or in resolutions of the Board of Directors establishing any series of Preferred Stock pursuant to the provisions of paragraph 1 of this Article FOURTH, the holders of outstanding shares of Common Stock of the Corporation shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock of the Corporation being entitled to one vote for each share of such stock standing in his name on the books of the Corporation.
(6) No holder of shares of stock of any class of the Corporation shall, as such holder, have any right to subscribe for or purchase (a) any shares of stock of any class of the Corporation, or any warrants, options or other instruments that shall confer upon the holder thereof the right to subscribe for or purchase or receive from the Corporation any shares of stock of any class, whether or not such shares shall be unissued shares, now or hereafter authorized, or shares acquired by the Corporation after the issue thereof, and whether or not such shares of stock, warrants, options or other instruments are issued for cash or services or property or by way of dividend or otherwise, or (b) any other security of the Corporation which shall be convertible into, or exchangeable for, any shares of stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant, option or other instrument that shall confer upon the holder of such security the right to subscribe for or purchase or receive from the Corporation any shares of its stock of any class or classes, whether or not such shares shall be unissued shares, now or hereafter authorized, or shares acquired by the Corporation after the issue thereof, and whether or not such securities are issued for cash or services or property or by way of dividend or otherwise, other than such right, if any, as the Board of Directors, in its sole discretion, may from time to time determine. If the Board of Directors shall offer to the holders of shares of stock of any class of the Corporation, or any of them, any such shares of stock, options, warrants, instruments or other securities of the Corporation, such offer shall not, in any way, constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other securities of the Corporation without offering the same to said holders.
(7) Anything herein to the contrary notwithstanding, dividends upon shares of any class of stock of the Corporation shall be payable only out of assets legally available for the payment of such dividends, and the rights of the

Proxy Statement Table of Contents
holders of shares of stock of the Corporation in respect of dividends shall at all times be subject to the power of the Board of Directors to determine what dividends, if any, shall be declared and paid to the stockholders.
(8) Subject to the provisions hereof and except as otherwise provided by law, shares of stock of any class of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.
FIFTH: The period of the duration of the Corporation is unlimited and perpetual.
SIXTH:
(1) The number of directors shall be as specified in the By-laws of the Corporation but such number may be increased or decreased from time to time in such manner as may be prescribed in the By-laws. In no event shall such number exceed 18. In the absence of a By-law specifying the number of directors, the number shall be 15. ~~Commencing with~~Until the ~~1985~~2021 annual meeting of stockholders, the Board of Directors shall be divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. ~~At~~Beginning with the ~~1985~~2021 annual meeting of stockholders, the foregoing classification of directors ~~of the first class (Class I)~~ shall ~~be elected to hold office for a term expiring at the 1986 annual meeting of stockholders; directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1987 annual meeting of stockholders; and directors of the third class (Class III) shall be elected to hold officer for a term expiring at the 1989 annual meeting of stockholders. At each annual meeting of stockholders after 1985, the successors to the class of directors whose term shall then expire shall be identified as being of the same class as the directors they succeed and elected to hold office~~cease and each director, regardless of when elected, shall stand for election for a term expiring at the ~~third~~next succeeding annual meeting of stockholders~~. When~~ and until a successor shall have been elected and qualified or until such director’s prior death, resignation, disqualification or removal. For so long as the Board of Directors is classified, when the number of directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.
(2) Subject to the rights of the holders of any Preferred Stock then outstanding, directors may be removed only with cause.
(3) Subject to the rights of the holders of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the Board of Directors or at an annual meeting of stockholders by the stockholders entitled to vote on the election of directors. Unless otherwise provided by law, ~~directors~~each director so chosen by the stockholders shall hold office for a term expiring at the first annual meeting of stockholders ~~at which the term of the class to which they have been elected expires~~subsequent to the annual meeting of stockholders at which such director was so chosen by the stockholders. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office.
SEVENTH: The amount of real estate to which the holdings of the Corporation at any one time are to be limited is five million (5,000,000) acres.
EIGHTH: The following provisions are inserted for the regulation of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that the same are to be in furtherance and not in limitation or exclusion of the powers conferred by statute or otherwise:
(1) Except where other notice is specifically required by statute, written notice of any meeting of stockholders given as provided by the By-laws of the Corporation shall be sufficient without publication or other form of notice.
(2) A meeting of the stockholders, other than the annual meeting of stockholders, may be held at any time but only upon the call of the Board of Directors, the Chairman of the Board, the President or the holders of a majority of the shares of issued and outstanding stock of the Corporation entitled to vote at the meeting.
(3) In furtherance and not in limitation of the powers conferred by the laws of the Commonwealth of Virginia, the Board of Directors is expressly authorized and empowered:
(a) To make, alter, amend and repeal the By-laws, subject to the power of the stockholders to alter or repeal the By-laws made by the Board of Directors.

Proxy Statement Table of Contents
(b) Subject to the applicable provisions of the By-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the Commonwealth of Virginia, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.
(c) By resolution passed by a majority of the whole Board of Directors, (i) to designate two or more of their number, to constitute an executive committee, which, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which require it; and (ii) to appoint such other committees, agents and representatives as may be necessary and convenient for the conduct or the management of the business of the Corporation.
(d) To determine whether any, and, if any, what part, of the net earnings of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net earnings or such net assets in excess of capital for any lawful purpose of the Corporation, and, without limiting the generality of the foregoing, from time to time as the Board of Directors may deem necessary or desirable, to set aside reserves for any purpose, to fix from time to time the amount of earnings to be reserved for working capital and to set aside such reserves or make such other provisions for additions, improvements and betterments to plant and equipment, for expansion of the business of the Corporation (including the acquisition of real and personal property for that purpose), for plans for maintaining employment at the plants of the Corporation, and for other plans for the benefit of employees generally.
(e) To establish pension, bonus, profit-sharing or other types of incentive or compensation plans for the officers and employees (including officers and employees who are also directors) of the Corporation and its subsidiaries and to fix the amount of earnings to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.
(f) To issue and sell or grant options for the purchase of shares of Common Stock to officers and employees (including officers and employees who are also directors) of the Corporation and its subsidiaries for such consideration and on such terms and conditions as the Board of Directors may from time to time determine.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the Commonwealth of Virginia, of these Articles of Incorporation and of the By-laws of the Corporation.
(4) No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.
Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by these Articles of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

Proxy Statement Table of Contents
Subject to any limitation in the By-laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.
NINTH: Except as expressly otherwise required in these Articles of Incorporation, an amendment or restatement of these Articles requiring shareholder approval shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, unless in submitting an amendment or restatement to the shareholders the Board of Directors shall require a greater vote.

Olin™
Shareowner Services
P.O. Box 64873
St. Paul, MN 55164-0873

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL, SIMPLY COMPLETE THE ITEMS BELOW.
SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENVELOPE PROVIDED.

Please fold here – Do not separate

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1a. Heidi S. Alderman	☐	☐	☐	1d. Scott D. Ferguson	☐	☐	☐
1b. Beverley A. Babcock	☐	☐	☐	1e. John E. Fischer	☐	☐	☐
1c. Gray G. Benoist	☐	☐	☐	1f. W. Barnes Hauptfuhrer	☐	☐	☐

2. Advisory vote to approve named executive officer compensation.	☐ For	☐ Against	☐ Abstain
3. Ratification of appointment of independent registered public accounting firm.	☐ For	☐ Against	☐ Abstain
4. Approval of an amendment to the Amended and Restated Articles of Incorporation to declassify the board of directors.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH OF THE LISTED NOMINEES AND "FOR" ITEMS 2, 3 AND 4. SHOULD ANY NOMINEE BE UNABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 23, 2020
8:00 a.m. Central Time

The 2020 Proxy Statement and 2019 Annual Report on Form 10-K are available online at **www.olin.com/investors/events-presentations/upcoming-events.**

If you plan to attend the Annual Meeting, please mark the box on the proxy and bring this card, which will serve as your Admission Card, to the meeting.

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 23, 2020.

The shares of Olin Common Stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. This card also provides confidential voting instructions for shares held in the Olin Corporation Contributing Employee Ownership Plan (CEOP). If you are a participant and have shares of Olin Common Stock allocated to your CEOP account, please read the Trustee's Authorization below regarding voting of those shares.

This proxy when properly executed will be voted in the manner you have directed. If no choice is specified, the proxy will be voted "FOR" each of the listed nominees and "FOR" Items 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint C. ROBERT BUNCH and WILLIAM H. WEIDEMAN, and each of them with full power of substitution, to act and vote all shares of Olin Corporation that the undersigned is entitled to vote on the matters shown on the reverse side and any other matters which may come before the Annual Meeting to be held on April 23, 2020 at 8:00 a.m. and all adjournments or postponements thereof.

Trustee's Authorization: As a named fiduciary, you may direct Voya Institutional Trust Company, as Trustee of the CEOP, how to vote the shares of Olin Common Stock allocated to your CEOP account on the four matters listed on the reverse side by completing and mailing this Proxy/Voting Instruction Form or sending your voting instructions online or by telephone. The Trustee will vote the shares represented by this Proxy/Voting Instruction Form as instructed if proper instructions are received via mail by April 18, 2020 or online or by telephone before 11:59 p.m. Central Time on April 20, 2020. The Trustee will vote all shares for which no instructions are received in the same proportion as shares for which they receive instructions.

Vote Online, by Telephone or Mail

Your online or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

ONLINE
www.proxypush.com/oln
Vote your proxy until 11:59 p.m. (CT) on April 22, 2020. CEOP participants may vote until 11:59 p.m. on April 20, 2020.

PHONE
1-866-883-3382
Use a telephone to vote your proxy until 11:59 p.m. (CT) on April 22, 2020. CEOP participants may vote until 11:59 p.m. (CT) on April 20, 2020.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope by April 22, 2020. CEOP participants' proxy cards must be **received** by April 18, 2020.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.